                                                                    EXHIBIT 99.1

                                                               EXECUTION VERSION

================================================================================

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                  SALTON, INC.

                                  AS THE SELLER

                                       AND

                              SAH ACQUISITION CORP.

                                  AS THE BUYER

                                       AND

                              LIFETIME BRANDS, INC.

                           AS THE PARENT OF THE BUYER

                         DATED AS OF SEPTEMBER 15, 2005

================================================================================

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE 1
                DEFINITIONS; CONSTRUCTION......................................................................      8

         1.1    Certain Defined Terms..........................................................................      8
         1.2    Construction...................................................................................     15

ARTICLE 2

                SALE AND PURCHASE OF ASSETS....................................................................     16

         2.1    Sale and Purchase..............................................................................     16
         2.2    Excluded Assets................................................................................     17
         2.3    Nonassignable Assets...........................................................................     17
         2.4    Assumption of Assumed Liabilities..............................................................     18
         2.5    Excluded Liabilities...........................................................................     18

ARTICLE 3

                PURCHASE PRICE AND PAYMENT.....................................................................     20

         3.1    Purchase Price.................................................................................     20
         3.2    Intentionally Left Blank.......................................................................     20
         3.3    Allocation of Purchase Price...................................................................     20
         3.4    Adjustment of Purchase Price...................................................................     21
         3.5    Inventory Count; Draft Closing Date Inventory Statement........................................     21
         3.6    Closing Date Inventory Statement...............................................................     22
         3.7    Intentionally Left Blank.......................................................................     23
         3.8    Allocation of Certain Items....................................................................     23
         3.9    Closing........................................................................................     24

ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE SELLER...................................................     24

         4.1    Power and Authority; No Conflicts..............................................................     24
         4.2    Organization and Good Standing.................................................................     25
         4.3    Title to Certain Acquired Assets...............................................................     25
         4.4    Income Statement Data..........................................................................     25
         4.5    Intentionally Left Blank.......................................................................     25
         4.6    Condition of Acquired Assets...................................................................     25
         4.7    No Brokerage or Finder's Fees..................................................................     26
         4.8    No Violation...................................................................................     26
         4.9    Consents to Assignment.........................................................................     26
         4.10   No Proceedings.................................................................................     27
         4.11   Governmental Licenses and Consents; Compliance with Laws.......................................     27
         4.12   Environmental Matters..........................................................................     28
         4.13   Leased Real Property...........................................................................     29

                                TABLE OF CONTENTS
                                  (continued)

         4.14   Accounts Receivable............................................................................     30
         4.15   Adequate Insurance.............................................................................     30
         4.16   Intellectual Property..........................................................................     30
         4.17   Backlog........................................................................................     31
         4.18   Intentionally Left Blank.......................................................................     32
         4.19   Affiliates of the Seller.......................................................................     32
         4.20   Product Warranty...............................................................................     32
         4.21   Suppliers, Distributors and Customers..........................................................     32
         4.22   No Defective or Unsafe Products................................................................     32
         4.23   Material Contracts.............................................................................     32
         4.24   Taxes..........................................................................................     33
         4.25   Labor and Employment Matters...................................................................     34
         4.26   Employee Benefits..............................................................................     36
         4.27   No Material Adverse Change.....................................................................     36
         4.28   Governmental Licenses..........................................................................     36
         4.29   Tooling........................................................................................     37

ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF THE BUYER....................................................     37

         5.1    Power and Authority; No Conflicts..............................................................     37
         5.2    Organization and Good Standing.................................................................     38
         5.3    No Brokerage or Finder's Fees..................................................................     38
         5.4    Wholly-Owned Subsidiary........................................................................     38
         5.5    Independent Investigation......................................................................     38
         5.6    Necessary Funds................................................................................     38

ARTICLE 6

                COVENANTS OF THE PARTIES.......................................................................     38

         6.1    Conduct of Business............................................................................     38
         6.2    Access and Information.........................................................................     39
         6.3    Tax Returns; Taxes.............................................................................     39
         6.4    Notice of Developments.........................................................................     39
         6.5    Intentionally Left Blank.......................................................................     39
         6.6    Non-Disclosure of Confidential Information.....................................................     39
         6.7    Consents.......................................................................................     39
         6.8    Non-Competition................................................................................     39
         6.9    No Solicitation................................................................................     40
         6.10   Public Statements..............................................................................     40
         6.11   Other Actions..................................................................................     40
         6.12   Returned Products; Customer Offsets............................................................     41
         6.13   Accounts Receivable Received by a Party; Post-Closing Actions by the Seller....................     41
         6.14   Name Change....................................................................................     42
         6.15   Transfer Taxes; Cooperation on Taxes...........................................................     42

                                TABLE OF CONTENTS
                                  (continued)

         6.16   Employees......................................................................................     42
         6.17   Employment Benefits............................................................................     44
         6.18   Intentionally Left Blank.......................................................................     44
         6.19   Delivery of Inventory; Tooling.................................................................     44
         6.20   Risk of Loss...................................................................................     45
         6.21   Parent Guaranty................................................................................     45
         6.22   Cooperation by the Parties.....................................................................     45
         6.23   Stiffel License................................................................................     45
         6.24   Bulk Sales Laws................................................................................     45
         6.25   Excluded Liabilities...........................................................................     46
         6.26   Assumed Liabilities............................................................................     46
         6.27   Bifurcation of Contracts.......................................................................     46
         6.28   Inventory......................................................................................     46

ARTICLE 7

                CONDITIONS PRECEDENT TO CLOSING................................................................     46

         7.1    Conditions Precedent to the Buyer's Obligations to Close.......................................     46
         7.2    Conditions Precedent to the Seller's Obligations to Close......................................     49

ARTICLE 8

                DOCUMENTS TO BE DELIVERED AT CLOSING...........................................................     50

         8.1    Deliveries of the Seller.......................................................................     50
         8.2    Deliveries of the Buyer. At the Closing, the Buyer shall deliver or cause to be delivered
                the following items to the Seller:.............................................................     51

ARTICLE 9

                TERMINATION....................................................................................     52

         9.1    Termination....................................................................................     52
         9.2    Obligations Upon Termination...................................................................     52

ARTICLE 10

                INDEMNIFICATION................................................................................     52

         10.1   Indemnification by the Seller..................................................................     52
         10.2   Indemnification by the Buyer...................................................................     53
         10.3   Indemnification Procedures for Third-Party Claims..............................................     53
         10.4   Indemnification Procedures for Other Claims....................................................     54
         10.5   Survival of Representations and Warranties.....................................................     54
         10.6   Indemnification Limits and Restrictions........................................................     55
         10.7   Exclusive Remedy...............................................................................     55
         10.8   Tax Treatment for Indemnity....................................................................     56

ARTICLE 11

                MISCELLANEOUS..................................................................................     56

                               TABLE OF CONTENTS
                                  (continued)

         11.1   Limitation of Authority........................................................................     56
         11.2   Transaction Fees and Expenses..................................................................     56
         11.3   Notices........................................................................................     56
         11.4   Amendment......................................................................................     58
         11.5   Waiver.........................................................................................     58
         11.6   Governing Law..................................................................................     58
         11.7   Jurisdiction...................................................................................     58
         11.8   Remedies.......................................................................................     58
         11.9   Severability...................................................................................     58
         11.10  Further Assurances.............................................................................     59
         11.11  Assignment.....................................................................................     59
         11.12  Binding Effect.................................................................................     59
         11.13  No Third Party Beneficiaries...................................................................     59
         11.14  Entire Agreement...............................................................................     59
         11.15  Headings.......................................................................................     59
         11.16  Counterparts...................................................................................     59

                                TABLE OF CONTENTS

                                    SCHEDULES

Schedule 1.1(A)          Furniture and Fixtures
Schedule 1.1(B)          Inventory
Schedule 1.1(C)          Persons With Knowledge
Schedule 1.1(D)          Permitted Encumbrances
Schedule 1.1(E)          Purchased Contracts
Schedule 2.1(f)          Personal Property Leases
Schedule 2.2(j)          Excluded Assets
Schedule 2.3(a)          Nonassignable Assets
Schedule 2.4(b)          Outstanding Customer Orders
Schedule 2.4(c)          Excluded Liabilities Relating to Purchased Contracts
Schedule 2.4(e)          Assumed Liabilities
Schedule 2.4(g)          Purchase Order Obligations to be Performed After Closing
Schedule 2.4(h)          Sales Commissions
Schedule 3.3             Allocation of the Purchase Price
Schedule 4.3             Title to Certain Acquired Assets
Schedule 4.4             Gross Sales and Gross Margin
Schedule 4.6(b)          Inventory
Schedule 4.6(c)          Customer Orders
Schedule 4.6(e)          Excluded Inventory
Schedule 4.9             Consents to Assignments
Schedule 4.10            Proceedings
Schedule 4.11(a)         Compliance with Laws
Schedule 4.11(d)         Notice of Violations of any Laws and Orders
Schedule 4.12(a)         Environmental Matters
Schedule 4.12(b)         Hazardous Materials
Schedule 4.13(a)         Leased Real Property
Schedule 4.13(b)(i)      Notice under the Lease
Schedule 4.13(b)         Additional Lease Information
Schedule 4.13(c)         Leased Real Property - Work/Services
Schedule 4.13(e)         Notice With Regard to Leased Real Property
Schedule 4.15            Insurance
Schedule 4.16(a)         Owned IP Rights
Schedule 4.16(b)         Licensed IP Rights
Schedule 4.16(e)         Assigned Licenses
Schedule 4.17            Backlog
Schedule 4.20            Product Warranty
Schedule 4.21            Top 10 Customers and Suppliers
Schedule 4.22            No Defective or Unsafe Products
Schedule 4.23            Material Contracts
Schedule 4.25(a)(i)      Labor and Employment Matters - Employees
Schedule 4.25(a)(ii)     Labor and Employment Matters - Employees on Extended Leave
Schedule 4.25(d)         Labor and Employment Matters - Complaints
Schedule 4.25(e)         Labor and Employment Matters - WARN Act

                                TABLE OF CONTENTS
                                  (continued)

Schedule 4.25(g)         Labor and Employment Matters - Foreign Nationals
Schedule 4.25(h)         Labor and Employment Matters - Bonus Information
Schedule 4.25(i)         Labor and Employment Matters - Federal Contracts
Schedule 4.26(a)         Employee Benefits - Benefit Plans
Schedule 4.28            Governmental Licenses
Schedule 4.29            Tooling
Schedule 6.8 (a)(i)      Products Which Seller May Continue to Sell After Closing
Schedule 6.8(a)(ii)      Products Which Seller May Not Continue to Sell After Closing
Schedule 6.23            Stiffel License Agreement
Schedule 6.27(a)         Joined Rights Agreements
Schedule 6.27(b)         Joined Rights Agreements Requiring Bifurcation/Novation
Schedule 7.1(d)          Material Consents
Schedule 7.1(h)          Form of Opinion of Seller's Counsel
Schedule 7.1(o)          Assignment of Trademarks
Schedule 7.1(p)          Assignment of Copyrights
Schedule 7.1(q)          Assignment of Licenses
Schedule 7.2(f)          Form of Opinion of Buyer and Lifetime's Counsel
Schedule 8.1(a)          Form of Bill of Sale
Schedule 8.1(d)          Assignment of Trademarks
Schedule 8.1(e)          Assignment of Copyrights
Schedule 8.1(f)          Assignment of Licenses

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (together with all Schedules hereto, Schedules thereto, and other documents and instruments incorporated herein, the "Agreement") dated as of September 15, 2005, is made and entered into by and between Salton, Inc., a corporation organized under the laws of the State of Delaware (the "Seller"), SAH Acquisition Corp., a corporation organized under the laws of the State of Delaware (the "Buyer") and Lifetime Brands, Inc., a corporation organized under the laws of the State of Delaware ("Lifetime"). Each of the Seller, the Buyer and Lifetime are sometimes individually referred to herein as a "Party" and, collectively, as the "Parties".

                                    RECITALS

      A. The Seller, through its Salton At Home - tabletop division, designs, licenses and markets, tableware, stemware, barware, premium dinnerware, decorative art glassware, ceramic dinnerware and premium crystal products to department stores, mass merchants, direct-to-consumer retailers and specialty retailers (the "Tabletop Business").

      B.The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the assets described in Section 2.1, which constitute the material assets owned, leased and licensed by the Seller and used exclusively in connection with, or relating exclusively to, the operations of the Tabletop Business other than the Seller's proprietary retail operations (the "Acquired Business"), excluding, for clarity, certain assets expressly referred to below, in consideration for the payment of cash and the assumption of the liabilities expressly referred to below, on the terms and subject to the conditions set forth herein.

      NOW THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1.
                            DEFINITIONS; CONSTRUCTION

1.1 Certain Defined Terms. The following terms, when used in this Agreement (or in the Schedules) with initial letters capitalized, have the meanings set forth below:

      "Accounts Receivable" means any amounts due the Seller for goods, services and sales of products (including Inventory) provided to third parties, relating to the Tabletop Business.

      "Acquired Assets" has the meaning set forth in Section 2.1.

      "Acquired Business" has the meaning set forth in the Recitals.

      "Adjustment Amount "has the meaning set forth in Section 3.4.

      "Affected Employees" has the meaning set forth in Section 6.16(a).

      "Affiliate" of a specified Person means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the possession of the power to direct the management or policies of the specified Person, directly or indirectly, whether through the ownership of voting securities, partnership or limited liability company interests, by contract or otherwise.

      "Agreement" has the meaning set forth in the Preamble.

      "Assigned Licenses" has the meaning set forth in Section 4.16(e).

      "Assignment of Licenses" has the meaning set forth in Section 7.1(q).

      "Assignment of Copyrights" has the meaning set forth in Section 7.1(p).

      "Assignment of Trademarks" has the meaning set forth in Section 7.1(o).

      "Assumed Inventory Net Worth" shall have the meaning set forth in Section 3.4.

      "Assumed Liabilities" has the meaning set forth in Section 2.4.

      "Basket" has the meaning set forth in Section 10.5(a).

      "Benefit Plan" has the meaning set forth in Section 4.26(a).

      "Bill of Sale" has the meaning set forth in Section 8.1(a).

      "Buyer" has the meaning set forth in the Preamble.

      "Buyer Indemnitee" has the meaning set forth in Section 10.1.

      "Buyer Secretary's Certificate" has the meaning set forth in Section
7.2(d).

      "Buyer's Adjustment Certificate" has the meaning set forth in Section 3.6(a).

      "Cap" has the meaning set forth in Section 10.5(a).

      "Carrying Cost" has the meaning set forth in Section 3.5(e).

      "Closing" has the meaning set forth in Section 3.9.

      "Closing Date" has the meaning set forth in Section 3.9.

      "Closing Date Inventory Statement" has the meaning set forth in Section 3.6(a).

      "COBRA" has the meaning set forth in Section 4.26(e).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidentiality Agreement" means that certain Confidentiality Agreement between Barrington Associates and Lifetime (formerly known as "Lifetime Hoan Corporation"), dated March 14, 2005.

      "Consent" means any required waiver, consent, approval, authorization, license, action, filing or notification.

      "Copyrights" has the meaning set forth in Section 4.16(a).

      "Covered Territory" has the meaning set forth in Section 6.8(a).

      "Customer Orders" means all merchandise ordered by customers from the Seller pursuant to the Purchased Contracts, which orders have not been fulfilled as of the date hereof, including details of the merchandise ordered, the amount paid by the customer, the amount due by the customer and any other special terms.

      "Damaged Assets" has the meaning set forth in Section 6.20(b).

      "Damages" has the meaning set forth in Section 10.1.

      "Deficiency" has the meaning set forth in Section 3.4(a).

      "Determination Time" has the meaning set forth in Section 3.6(a).

      "Draft Closing Date Inventory Statement" has the meaning set forth in
Section 3.4(b).

      "Environmental Law" means all statutes, regulations, rules, ordinances, codes, common law, licenses, permits, orders, approvals, plans, authorizations, and similar items, of all Governmental Authorities and all judicial and administrative and regulatory writs, injunctions, decrees, judgments and orders relating to (a) the protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata); (b) emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Hazardous Materials; or (c) exposure of persons to Hazardous Materials. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sections 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA") and otherwise; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Sections 136 et seq., as amended; the Solid Waste Disposal Act ("SWDA"), 92 U.S.C. Sections 6901 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., as amended; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., as amended; the Clean Air Act, 42 U.S.C. Sections 7401 et seq., as amended; the Safe Drinking Water Act, 42 U.S.C. Sections 1401 et seq., as amended; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Sections 2601 et seq., as amended.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "ERISA Affiliate" has the meaning set forth in Section 4.26(a).

      "Excess" has the meaning set forth in Section 3.4(a).

      "Excluded Assets" has the meaning set forth in Section 2.2.

      "Excluded Inventory" means those items identified on Schedule 4.6(e).

      "Excluded Liabilities" means any and all of the liabilities and obligations of the Seller other than the Assumed Liabilities.

      "Furniture and Fixtures" means all furnishings, office furniture, office equipment, fixtures, software, supplies and other tangible personal property or fixed assets of a similar nature which are owned by the Seller and used exclusively in connection with the Acquired Business (but excluding any such items used in connection with any Excluded Assets), as set forth on Schedule 1.1(A).

      "GAAP" means United States generally accepted accounting principles, consistently applied, as the same are in effect from time to time.

      "Governmental Authority" means any federal, state, local or foreign government or governmental or regulatory authority, agency, department, commission, board or instrumentality, or any court of competent jurisdiction.

      "Governmental Licenses" means all notifications, licenses, permits (including environmental, construction and operation permits), governmental franchises, registrations, certificates, approvals, exemptions, classifications, registrations and other similar documents, rights and authorizations issued by any Governmental Authority relating exclusively to the Acquired Assets or the Tabletop Business, other than any Patents, Copyrights and Trademarks.

      "Hazardous Material" means any substance (a) the presence of which requires investigation or remediation under any Environmental Law; (b) that is defined as a "solid waste," "hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any Environmental Law; (c) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority;
(d) the presence of which is causing a nuisance, trespass or other tortious condition or (e) that contains gasoline, diesel fuel, fuel oil, petroleum hydrocarbons, polychlorinated biphenyls, asbestos, or urea formaldehyde.

      "Indemnifying Party" has the meaning set forth in Section 10.3(a).

      "Indemnified Party" has the meaning set forth in Section 10.3(a).

      "Inventory" means all inventory of the Seller used in connection with the Tabletop Business (but excluding the Excluded Inventory) which is (a) located at the Mira Loma Warehouse, at the Showroom, or on consignment at Bloomingdale's, including, without limitation, all goods intended for sale, floor samples, work in process, raw materials and supplies, sales and promotional products and materials, signage, literature and brochures, pallets upon which such inventory is being stored, or (b) in transit to or from the foregoing locations or otherwise owned by the Seller but in the possession of third parties and shall include, without limitation, all items of Inventory set forth on Schedule 1.1(B) hereto.

      "Inventory Count" has the meaning set forth in Section 3.5(a).

      "Inventory Net Worth" has the meaning set forth in Section 3.6(a).

      "Issue Notice" has the meaning set forth in Section 3.6(c).

      "Knowledge" means the actual knowledge (as opposed to constructive or imputed knowledge) of the individuals listed in Schedule 1.1(C) as of the date of this Agreement (or, with respect to the officer's certificates delivered pursuant to Article 8, as of the Closing Date).

      "Law" means applicable federal, state or local laws, codes, statutes, ordinances, orders, decrees and rules of Governmental Authorities.

      "Lease Assignment" has the meaning set forth in Section 7.1(k)(i). "Leased Premises" has the meaning set forth in Section 4.12(a).

      "Leased Real Property" has the meaning set forth in Section 4.13(a).

      "Lease" has the meaning set forth in Section 4.13(a).

      "Licensed IP Rights" has the meaning set forth in Section 4.16(b).

      "Liens" means any security interest, conditional sale or other title retention agreement, mortgage, pledge, lien, charge, encumbrance or other adverse claim or interest.

      "Lifetime" has the meaning set forth in the Preamble.

      "Lifetime Secretary's Certificate" has the meaning set forth in Section 7.2(d).

      "Material Consents" has the meaning set forth in Section 7.1(d).

      "Mira Loma Lease Assignment" has the meaning set forth in Section 7.1(m).

      "Mira Loma Warehouse" means that certain Seller's warehouse located at 4450 Wineville Road, Mira Loma, California.

      "Mira Loma Warehouse Lease" means that certain lease of the Mira Loma Warehouse by and between Salton Inc. and 42 Wineville Partnership, L.P., dated as of April 10, 2000, as amended from time to time.

      "Nonassignable Assets" has the meaning set forth in Section 2.3(a).

      "Occupational Health and Safety Law" means the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., as amended.

      "OFCCP" has the meaning set forth in Section 4.26(i).

      "Order" has the meaning set forth in Section 4.8.

      "Owned IP Rights" has the meaning set forth in Section 4.16(a).

      "Party" or "Parties" has the meaning set forth in the Preamble.

      "Permitted Encumbrance" means (i) with respect to the Leased Real Property, easements, covenants, restrictions and similar encumbrances that do not and are not reasonably likely to interfere with the use of the Leased Real Property as currently used and improved, and minor encroachments that do not adversely affect the value or use of the Leased Real Property as currently used and improved; and (ii) those items identified on Schedule 1.1(D).

      "Permitted Liens" means Liens for Taxes, assessments and other governmental charges arising in the ordinary course of business that are not yet due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings.

      "Proceedings" means any legal, administrative, arbitration or other proceedings, or claims, actions, disputes or investigations.

      "Purchase Price" has the meaning set forth in Section 3.1.

      "Purchased Contracts" means the contracts listed on Schedule 1.1(E).

      "Realty" has the meaning set forth in Section 4.12(a).

      "Release" shall have the meaning ascribed to that term in CERCLA or in any Environmental Law.

      "Resolution Accounting Firm" has the meaning set forth in Section 3.6(c).

      "Schedule Date" has the meaning set forth in Section 4.6(b).

      "Seller" has the meaning set forth in the Preamble.

      "Seller Secretary's Certificate" has the meaning set forth in Section 7.1(f).

      "Seller Indemnitee" has the meaning set forth in Section 10.2.

      "Seller Receivables" has the meaning set forth in Section 4.14.

      "Seller's Retained IP Rights" means those rights, title, and interest in that intellectual property of the Seller which is not being transferred to the Buyer under this Agreement.

      "Showroom" means that certain premises known as a portion of the eighth
(8th) floor and a portion of Floor Level B designated as Storage Space #17, each in the building known as 41 Madison Avenue, New York, New York, 10010.

      "Showroom Lease" means that certain "Agreement of Lease," dated September 1, 1999, by and between Salton, Inc. and 41 Madison L.P., as extended and modified by that certain "Extension and Modification of Lease and Additional Storage Space Agreement," dated July 19, 2004.

      "Stiffel License Agreement" has the meaning set forth in Section 6.23.

      "Tabletop Business" has the meaning set forth in the Recitals.

      "Taxes" means all federal, state, local and foreign taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature (including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, property, minimum, environmental or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever) of the Seller, including any liability as a transferee (including, without limitation, under Section 6901 of the Code or any similar provision of applicable Law), as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable Law), or pursuant to any tax sharing or other agreement, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing authority (domestic or foreign).

      "Tax Return" means any return, declaration, report, information return or statement, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed by the Seller with any federal, state, local or foreign governmental entity or agency in connection with the determination, assessment, collection, payment or refund of Taxes or the administration of any Laws or administrative requirements relating to Taxes or ERISA.

      "Third Party" means a Person that is not a party to this Agreement.

      "Third-Party Claim" means any claim against any Indemnified Party by a Third Party, whether or not involving a Proceeding.

      "Thomas O'Brien License" means the license agreement dated January 24, 2003 by and between TOB International Marketing Corp. and Salton, Inc.

      "Thomas O'Brien Inventory" means all inventory of the Seller that is subject to the Thomas O'Brien License.

      "Tooling" means all dies, moulds and tooling used exclusively in connection with the ongoing, current operations of the Tabletop Business (for the avoidance of doubt, excluding any dies, moulds and tooling for products which are either discontinued or not part of the product line of the Tabletop Business as of the Closing Date).

      "Trademarks" has the meaning set forth in Section 4.16(a).

      "Transaction Documents" means this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered by a Party pursuant to this Agreement (including, but not limited to, any such item referred to in Article 8).

      "Transfer Taxes" has the meaning set forth in Section 6.15(a).

      "Unaudited Selected Income Statement Data" has the meaning set forth in
Section 4.4.

      "WARN" has the meaning set forth in Section 4.25(e).

1.2   Construction. In this Agreement, unless the context otherwise requires:

      (a) the singular number includes the plural number and vice versa;

      (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

      (c) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

      (d) reference to any Article, Section or Schedule means such Article, Section or Schedule of or to this Agreement, and references in any Article, Section, Schedule or definition to any clause means such clause of such Article, Section, Schedule or definition;

      (e) any accounting term used and not otherwise defined in this Agreement has the meaning assigned to such term in accordance with GAAP;

      (f) "hereunder," "hereof," "hereto" and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

      (g) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding or succeeding such term;

      (h) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including;"

      (i) reference to any law (including statutes and ordinances) means such law as amended, modified codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; and

      (j) any agreement, instrument, insurance policy, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, statute, regulation, rule or order as from time to time amended, modified, or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein.

                                   ARTICLE 2
                           SALE AND PURCHASE OF ASSETS

2.1 Sale and Purchase. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, all right, title and interest in and to the Acquired Assets, free and clear of all Liens, claims and encumbrances (except for Permitted Encumbrances and Assumed Liabilities) and the Buyer shall assume from the Seller the Assumed Liabilities. The "Acquired Assets" means the following assets, as the same shall exist on the Closing Date:

      (a) all the Seller's worldwide right, title, and interest in, to and under the Owned IP Rights and the Licensed IP Rights;

      (b) all Inventory;

      (c) all Tooling;

      (d) all Furniture and Fixtures;

      (e) all of the Seller's right, title and interest in and to the Lease and the Leased Real Property, including any leasehold interest therein and any furniture and fixtures related thereto;

      (f) the leases of any personal property set forth on Schedule 2.1(f);

      (g) all the Seller's rights, title, and interest in, to and under the Purchased Contracts;

      (h) all prepaid expenses, advances (including prepaid royalties), credits and deposits of the Seller made solely in connection with the Acquired Business, and any and all rights and/or products associated therewith;

      (i) copies of any and all books, records, files, documents and other miscellaneous archival property and information relating solely or primarily to the Acquired Business, including (i) any and all corporate data backups regarding Inventory, sourcing detail, employee data, sales and customers and
(ii) any and all marketing images and collateral, historical photos, advertising and other information or materials regarding the Acquired Business, including all customer and supplier lists, mailing lists, catalogs, brochures and handbooks; provided, that the Seller may redact from the foregoing such information, and only such information, that is not in any way related to the Acquired Business;

      (j) all rights related to any portion of the Acquired Assets, including any express or implied third party warranties, guarantees, representations, covenants, indemnities, and other similar contractual rights or claims as to third parties held by or in favor of the Seller and arising out of, resulting from or relating to the Acquired Assets, including, but not limited to, any warranties or claims with respect to damaged or defective goods; and

      (k) the Governmental Licenses.

2.2 Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the Acquired Assets shall not include the following (the "Excluded Assets"):

      (a) any Accounts Receivable;

      (b) the Thomas O'Brien License;

      (c) the Excluded Inventory;

      (d) all cash and cash equivalents and marketable securities on hand or on deposit;

      (e) all rights in or to any and all real property (other than the Leased Real Property), including any leasehold interest therein and any furniture and fixtures related thereto;

      (f) all ownership and other rights with respect to the Seller's Benefit Plans;

      (g) all insurance policies of the Seller;

      (h) all real property owned by the Seller;

      (i) the assets listed on Schedule 2.2(i);

      (j) all of furniture, fixtures, tools and equipment (including any racking upon which the Inventory is being stored) located at the Mira Loma Warehouse; and

      (k) the Mira Loma Warehouse Lease.

2.3 Nonassignable Assets.

      (a) Schedule 2.3(a) is a true and complete list of all Purchased Contracts, Governmental Licenses, leases, permits, agreements, instruments or rights to Acquired Assets which is not assignable or which provides that the Seller's attempt to assign or transfer such Purchased Contract, Governmental License, lease, permit, agreement, instrument or right to Acquired Asset would result in a default of a provision of or an invalidation of such Purchased Contract, Governmental License, lease, permit, agreement, instrument or right to Acquired Asset (collectively, the "Nonassignable Assets").

      (b) To the extent permissible under applicable Law, the Seller shall hold the legal title and/or all of its rights to the Nonassignable Assets in trust for the benefit, use and enjoyment of the Buyer, their successors, and assigns, and the Buyer shall be responsible for all the costs associated with the benefit, use and enjoyment of the same. To the extent permissible under applicable Law, the Seller shall: (i) from and after the Closing Date continue to make all reasonable efforts, to obtain and secure any and all Consents that may be necessary to effect a valid transfer of title and/or all of its rights to the Nonassignable Assets to the Buyer; (ii) as available from time to time, make or complete such transfers as soon as possible after the Closing Date; (iii) cooperate with the Buyer in any other reasonable arrangement designed to provide for the Buyer the benefits of and under any of the Nonassignable Assets; and (iv) do all such things relating to the Nonassignable Assets as the Buyer shall reasonably request.

      (c) The Seller shall be responsible for any liabilities, losses, expenses or costs which the Seller incurs in meeting or attempting to meet its obligations under this Section 2.3.

2.4 Assumption of Assumed Liabilities. Upon the terms and subject to all of the conditions contained herein, at the Closing, the Buyer shall assume, and agree to pay, perform and discharge, only the following obligations and liabilities of the Seller relating to the Acquired Business and the Acquired Assets, and no others (the "Assumed Liabilities"):

      (a) those obligations and liabilities of the Seller with respect to periods after the Closing under and in connection with (i) the leases with respect to the Leased Real Property and (ii) the Owned IP Rights and the Licensed IP Rights;

      (b) those obligations and liabilities of the Seller under outstanding customer orders relating to Inventory associated with ongoing Inventory programs, possession of which has not yet been taken by the Seller, the Seller's bailee or any other third party holding such Inventory on behalf of the Seller, each as set forth on Schedule 2.4(b);

      (c) all debts, liabilities and obligations of the Seller arising under the Purchased Contracts with respect to periods after the Closing (other than any debt, liability or obligation set forth on Schedule 2.4(c) or arising out of or relating to a breach by the Seller of such Purchased Contract that occurred prior to the Closing);

      (d) all debts, liabilities and obligations that are attributable to or arising out of the ownership or operation of any Acquired Assets or the Acquired Business with respect to periods after the Closing;

      (e) the debts, obligations and liabilities set forth on Schedule 2.4(e);

      (f) any employment-related liability related to an Affected Employee to the extent attributable to events or circumstances occurring with respect to periods after the Closing;

      (g) those obligations and liabilities of the Seller under outstanding purchase orders with suppliers for the Acquired Business required to be paid, performed or discharged after the Closing, and as set forth on Schedule 2.4(g); and

      (h) the obligations to pay the sales commissions set forth on Schedule 2.4(h), allocated to the Buyer as further described in Section 3.8(d).

2.5 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, the Buyer is only assuming the liabilities and obligations of the Seller expressly set forth in Section 2.4. Without limiting the generality of the foregoing, the Buyer will not be assuming, and the Seller shall remain responsible for and shall promptly pay, perform and discharge, any and all of the Excluded Liabilities, such that the Buyer will incur no liability in connection therewith, including, but not limited to:

      (a) any obligation or liability of the Seller arising from a breach of a representation or warranty herein on its part or its failure to fully, faithfully and promptly perform any agreement or covenant on its part contained therein;

      (b) except for the Buyer's obligations for any Taxes as set forth in this Agreement, any obligation or liability of the Seller arising under any Laws (including without limitation Environmental Laws);

      (c) any expenses of the Seller incurred in connection with the transactions contemplated hereunder;

      (d) any liabilities or obligations relating to an Excluded Asset (including the Mira Loma Warehouse and the Mira Loma Warehouse Lease);

      (e) any liability for Taxes attributable to the Seller, or to the operation of the Tabletop Business or to the ownership of the Acquired Assets prior to the Closing Date;

      (f) any and all liability for accounts payable and any indebtedness for borrowed money or any guaranty thereof;

      (g) any employment-related liability, including, without limitation, any liability under, arising out of, or with respect to (i) except as provided in
Section 6.16(e), any COBRA or WARN obligations that arise prior to the Closing,
(ii) any Benefit Plan (including withdrawal liability associated with multi-employer pension plans), and (iii) any employee of the Seller or former employee who is not an Affected Employee;

      (h) any employment-related liability related to an Affected Employee to the extent attributable to events or circumstances occurring or existing on or with respect to periods prior to the Closing;

      (i) any liability or obligation for, with respect to, related to or arising out of any goods sold by the Seller prior to Closing, including but not limited to, any merchandise returns (which shall be addressed as further described in Section 6.12(a)), any customer allowances (which shall be addressed as further described in Section 6.12(b)), and any liability as a result of any injury to persons or property or arising under any theory of product liability, tort (including negligence) or contract for such sold goods;

      (j) any liability or obligation arising from or related to (i) any investigation by or on behalf of the Occupational Safety and Health Administration of facts and circumstances occurring on or prior to the Closing Date; and (ii) any Proceeding that results from or relates to any complaint filed with the U.S. Department of Labor, the Equal Employment Opportunity Commission or any other Governmental Authority alleging discrimination in the Seller's hiring or employment practices, sexual harassment or similar claims other than as a result of the acts or omissions of the Buyer with regard to the Affected Employees;

      (k) relating to, resulting from, or arising out of, any operation of the Seller other than the Acquired Business or any former operation of the Acquired Business that has been discontinued or disposed of prior to the Closing;

      (l) all debts, liabilities and obligations of the Seller under the Purchased Contracts arising under the Purchased Contracts with respect to periods prior to the Closing (including any debt, liability or obligation of the Seller with respect to periods after the Closing that arise out of or relate to a breach by the Seller of such Purchased Contract that occurred prior to the Closing);

      (m) any agreements between the Seller and its Affiliates, including any internal commissions (except for internal commissions included in the calculation of Carrying Cost and payable pursuant to Section 3.5(e)) as and any other agreements with the Seller and any Affiliate of the Seller which affect the Acquired Assets;

      (n) except as explicitly provided in Section 2.4, attributable to or arising out of the ownership or operations of the Seller, any Acquired Assets or the Acquired Business with respect to periods prior to the Closing; and

      (o) those obligations and liabilities of the Seller with respect to periods prior to the Closing under and in connection with the Lease.

                                   ARTICLE 3
                           PURCHASE PRICE AND PAYMENT

3.1 Purchase Price. As consideration for the sale, assignment, transfer and delivery of the Acquired Assets by the Seller to the Buyer, and upon the terms and subject to the conditions contained herein, the Buyer shall pay to the Seller at Closing the aggregate amount of Fourteen Million, Two Hundred Forty-Five Thousand, Three Hundred and Ninety Dollars ($14,245,390) (as adjusted under Section 3.4, the "Purchase Price") by wire transfer to an account designated by the Seller at least two (2) business days prior to the Closing; provided, that with respect to any Inventory not delivered to the Buyer at the Closing in accordance with Section 6.19, the Buyer shall withhold that portion of the Purchase Price applicable to such Inventory and shall pay such portion of the Purchase Price withheld by the Buyer to the Seller within three (3) business days following the delivery of such Inventory to the Buyer in accordance with the provisions of Section 6.19. Notwithstanding the foregoing, with respect to pre-paid Inventory which is in-transit prior to the Closing, upon the delivery of such Inventory to the Buyer, the Buyer shall perform an inventory count and shall reimburse the Seller for the Seller's cost of such Inventory so delivered, if any.

3.2 Intentionally Left Blank.

3.3 Allocation of Purchase Price. The Purchase Price shall be allocated, for Tax purposes, among the Acquired Assets in accordance with Schedule 3.3; provided, however, that if there is an adjustment in the Purchase Price pursuant to
Section 3.4, an appropriate adjustment to the allocation will be made jointly by the Buyer and the Seller, each acting in good faith. The Buyer and the Seller shall prepare and file their respective federal, state and local income tax returns, together with a copy of Internal Revenue Service Form 8594, on a basis consistent with the foregoing allocations, and shall not take any tax reporting position inconsistent therewith.

3.4 Adjustment of Purchase Price. If the Inventory Net Worth as shown on the Closing Date Inventory Statement (as defined in Section 3.6), as that Closing Date Inventory Statement becomes final and binding in accordance with Section 3.6, is less than the Assumed Inventory Net Worth, then the Purchase Price shall be reduced by an amount equal to that deficiency (a "Deficiency"). If the Inventory Net Worth as shown on the Closing Date Inventory Statement, as that Closing Date Inventory Statement becomes final and binding in accordance with
Section 3.6, is greater than the Assumed Inventory Net Worth, then the Purchase Price will be increased by an amount equal to that excess (an "Excess"). The amount of either such adjustment to the Purchase Price referred to in the previous two sentences shall herein be referred to as the "Adjustment Amount." For purposes hereof, the "Assumed Inventory Net Worth" shall be an amount equal to Thirteen Million, Four Hundred Ninety-Eight Thousand, Two Hundred Forty-Eight Dollars ($13,498,248) as such amount may be adjusted at or prior to Closing pursuant to Section 3.5(d).

3.5 Inventory Count; Draft Closing Date Inventory Statement.

      (a) During the weekend prior to the Determination Time, or on such other date as may be agreed to by the Parties to avoid business disruptions, the Buyer shall cause physical counts to be made of the Inventory included among the assets of the Seller and included within the Acquired Assets (the "Inventory Count"). Upon completion of the Inventory Count (and any adjustment pursuant to
Section 3.5(b)), the Seller shall be provided with copies of the relevant data relating to those counts for its review. The Seller's representatives shall be entitled to attend and observe the taking of the Inventory Count.

      (b) The Inventory Count shall be conducted using methods mutually agreed by the Parties and consistent with past practices for inventory counts utilized by the Seller during the six (6) months prior to the Closing. The results of the Inventory Count shall be adjusted (to the extent practicable in light of the available documents and records) to reflect the Inventory at the Determination Time using actual receipts and shipments with respect to Inventory in transit between the time that the Inventory Count is taken and the Determination Time, and the valuation of Inventory shall be based on the results of the Inventory Count as so adjusted.

      (c) Upon completion of the Inventory Count, but not fewer than two (2) business days before the day of the Closing, the Seller shall prepare and deliver to the Buyer (i) an inventory statement (the "Draft Closing Date Inventory Statement") prepared in accordance with GAAP and reflecting (A) the Inventory Count and (B) the Seller's best estimate of the resulting value of the Seller's Inventory based upon the Inventory Count (and determined in accordance with Section 3.5(e)) and (ii) a certificate of the Seller, executed by the controller of the Acquired Business (or other individual acceptable to the Buyer), to the effect that the Draft Closing Date Inventory Statement has been prepared in good faith and in accordance with Section 3.5(e) (including the application of GAAP), and reflects the Seller's best estimate of, and to the best Knowledge of the Seller, fairly presents, each of the items, and the amounts thereof as of the Determination Time (as defined in Section 3.6(a)), to be included on the Closing Date Inventory Statement.

      (d) The Purchase Price to be paid by the Buyer at the Closing, and the Assumed Inventory Net Worth, shall be adjusted, if applicable, in accordance with the principles of Section 3.4 on the basis of the Draft Closing Date Inventory Statement.

      (e) For purposes of this Agreement, the value of the Inventory shall be determined at the Carrying Cost of the Seller (provided that such costs are consistent with Carrying Costs past practices utilized by the Seller during the six (6) months prior to the Closing) and shall not be adjusted to account for any inventory reserves. For purposes of the foregoing, "Carrying Cost" means the standard "landed cost" of such Inventory, as carried on the books of the Seller, including the cost of materials, shipping and handling, insurance, commissions paid by the Seller on purchases from Asia and Taxes (including Taxes and duties associated with importing such Inventory), but shall not include inventory financing charges or overhead or inventory control or commissions (paid on purchases other than from Asia).

3.6 Closing Date Inventory Statement.

      (a) After the Closing, the Buyer shall prepare an inventory statement (the "Closing Date Inventory Statement"), which shall include only (i) the Inventory Count (as determined in accordance with Section 3.1 and Section 3.5) as of the close of business on the day immediately preceding the Closing (the "Determination Time") and (ii) the resulting value of the Seller's Inventory, based upon the Inventory Count (the "Inventory Net Worth"). The Closing Date Inventory Statement shall be prepared in accordance with GAAP (except to the extent required by the application of Section 3.5(e)) and also in accordance with Section 3.5(e). Not later than thirty (30) days after the Closing, the Buyer shall deliver to the Seller the Closing Date Inventory Statement, together with a certificate of Lifetime, executed by its controller (or other individual acceptable to the Seller) (the "Buyer's Adjustment Certificate"), to the effect that the Closing Date Inventory Statement has been prepared in good faith and in accordance with Section 3.5(e) and this Section 3.6 and reflects, and to the best knowledge of the Buyer and Lifetime, fairly presents in accordance with the requirements of Section 3.5(e) and this Section 3.6, each of the items, and the amounts thereof as of the Determination Time, to be included on the Closing Date Inventory Statement and (ii) include a calculation showing, in reasonable detail, the calculation of the Adjustment Amount, if any, in accordance with
Section 3.4 and the amount owed by the Seller to the Buyer or by the Buyer to the Seller, if any.

      (b) Any Adjustment Amount, to the extent not previously paid by adjustment of the Purchase Price paid at the Closing in accordance with Section 3.4 (c), shall be paid by the Party owing such Adjustment Amount within ten (10) days after delivery of the Buyer's Adjustment Certificate; provided, that if the Seller raises any issues in accordance with the procedures specified in Section 3.6(c), the Seller or the Buyer (as appropriate) shall pay the Adjustment Amount, if any, within ten (10) days after resolution pursuant to Section 3.6(c). Any Adjustment Amount required to be paid pursuant to this Section 3.6(b) shall be accompanied by interest at an annual rate equal to the rate announced from time to time by The Bank of New York as being its prime rate from the date of the Closing until the date of the payment of the amount.

      (c) The Closing Date Inventory Statement and the Buyer's Adjustment Certificate shall be final, binding and conclusive on the Parties, unless, within thirty (30) days after delivery thereof, the Seller gives the Buyer written notice (an "Issue Notice") describing in reasonable detail one or more issues with respect to the Closing Date Inventory Statement. If an Issue Notice is given, the Parties shall consult with each other with respect to the issues specified therein and shall provide to each other such related information as is reasonably requested by the other Party, including access to its books and records to the extent related to such issues. If the Parties are unable to reach agreement within fifteen (15) days after the Issue Notice has been given, the issues therein shall be resolved by Grant Thornton or, if such accounting firm is unwilling to act in such capacity, as selected by the American Arbitration Association, located in New York City, New York, at the request of either Party (the "Resolution Accounting Firm"). The resolution of the dispute by the Resolution Accounting Firm shall be final, binding and conclusive on the Parties. The fees and expenses of the Resolution Accounting Firm shall be borne one-half by the Buyer and one-half by the Seller.

3.7 Intentionally Left Blank.

3.8 Allocation of Certain Items. With respect to certain expenses incurred with respect to the Acquired Assets in the operation of the Acquired Business, the following allocations and prorations will be made between the Buyer and the Seller at the Closing by appropriate cash payments of the applicable amounts from the Buyer to the Seller and/or from the Seller to the Buyer, as the case may be:

      (a) Rent. Monthly rent and any additional rent or charges (including common area maintenance charges) with respect to the Leased Real Property will be apportioned between the Buyer and the Seller based on the number of days in the lease month before and after the Closing Date.

      (b) Taxes. Ad valorem property taxes for the 2005 calendar year will be apportioned between the Buyer and the Seller based upon the number of days in the taxable period before and after the Closing Date and the amounts set forth in the current tax bills. If current tax bills are not available at the time of Closing, such taxes initially shall be prorated on the basis of tax bills for the prior calendar year. Once the current tax bills for the 2005 calendar year become available, the Parties shall promptly adjust the prorations in accordance with such current tax bills.

      (c) Utilities. Utilities (including telephone, electricity, gas, garbage and waste removal), water and sewer charges will be apportioned based upon the number of days occurring before and after the Closing Date during the billing period for each such charge, and the Seller shall be credited with any deposits transferred to the account of the Buyer; provided, however, that at the Buyer's election any one or more of such utility accounts shall be closed as of the Closing Date, in which event the Seller shall be liable and responsible for all charges for service through the Closing Date and shall be entitled to all deposits theretofore made by the Seller with respect to such utility, and the Buyer shall be responsible for reopening and reinstituting such service in the Buyer's name and shall be responsible for any fees, charges, and deposits required in connection with such new account. If current utility bills are not available at the time of Closing, such utilities initially shall be prorated on the basis of utility bills for the prior month, and the Buyer shall mutually agree on a reconciliation of such proration to the actual utility bills promptly after such bills become available after the Closing.

      (d) Sales Commissions. Sales commissions due and payable to any employees and independent sales representatives of the Seller with respect to Customer Orders (and arising solely in connection with the Acquired Assets) will be apportioned between the Buyer and the Seller based on the period (i.e., pre-Closing or post-Closing) during which the Customer Order is placed.

      (e) All payments required under this Section 3.8 shall be made within ten
(10) business days after a written statement therefor, accompanied by supporting documentation, has been submitted by the Seller to the Buyer, or vice versa.

      (f) This Section 3.8 shall survive the Closing.

3.9 Closing. Subject to the terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of counsel to the Buyer, Troutman Sanders LLP, The Chrysler Building, 405 Lexington Ave., New York, New York 10174, at 10:00 a.m. local time on September 12, 2005 or at such other date and time on which all the conditions set forth in Article 8 of this Agreement are satisfied, or have been waived by the Party for whose benefit such conditions exist, other than those conditions which are to be satisfied at the Closing (the "Closing Date"). The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and every other action to be taken at the Closing is so taken, and all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Buyer as of the date hereof and at and as of the Closing as follows:

4.1 Power and Authority; No Conflicts. The Seller has all corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which the Seller is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action on the part of the Board of Directors of the Seller, and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the other Transaction Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date each other Transaction Document to which the Seller is a party will be, duly executed and delivered by the Seller, and (assuming the due execution by the other Parties) this Agreement is, and each other Transaction Document to which the Seller is a party when so executed and delivered on the Closing Date will be, the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally, and (ii) equitable principles limiting the availability of certain remedies.

4.2 Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Seller has all requisite corporate power and authority to (i) carry on its business as it is now conducted, (ii) own, lease, use and operate the Acquired Assets, and (iii) perform all of its obligations under the Purchased Contracts. The Seller is duly qualified to conduct business as a foreign corporation in, and is in good standing in, all jurisdictions in which it owns or leases the Acquired Assets.

4.3 Title to Certain Acquired Assets. Except as indicated on Schedule 4.3, the Seller has good and marketable title to the Inventory, Tooling and Owned IP Rights, free and clear of all Liens, other than Permitted Liens. At the Closing, except as indicated on Schedule 4.3, the Buyer will obtain good and marketable title to all of such Inventory, Tooling and Owned IP Rights.

4.4 Income Statement Data. Schedule 4.4 contains a true and complete copy of selected income statement data of the Seller showing gross sales invoiced and gross margin with respect to the Tabletop Business for the fiscal years ended June 30, 2005, June 30, 2004 and June 30, 2003 (the "Unaudited Selected Income Statement Data"). The Unaudited Selected Income Statement Data is complete and correct in all material respects, are consistent with the books and records of the Seller and fairly presents the financial information of the Tabletop Business as of the dates thereof and for the periods covered thereby in accordance with GAAP. The Unaudited Selected Income Statement Data (a) does not reflect the operations of any entity or business not part of the Tabletop Business, (b) reflects all costs that historically have been incurred by the Seller with respect to the Tabletop Business and the Acquired Assets (other than the Excluded Liabilities) and (c) presents fairly the gross sales and gross margins of the Seller with respect to the Tabletop Business for the periods indicated.

4.5 Intentionally Left Blank.

4.6 Condition of Acquired Assets.

      (a) Schedule 1.1(A) contains a complete and accurate list of all Furniture and Fixtures used by the Seller in connection with the Tabletop Business. ALL ITEMS OF FURNITURE AND FIXTURES ARE BEING SOLD BY THE SELLER TO THE BUYER "AS IS, WHERE IS" WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND THE SELLER HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OTHER THAN AS SET FORTH IN SECTION 4.3 WITH RESPECT TO THE FURNITURE AND FIXTURES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

      (b) Schedule 4.6(b) contains a complete and accurate list of (i) all Inventory as of September 10, 2005 and (ii) all Inventory in transit as of September 13, 2005 (the "Schedule Date"), including the location thereof, all of which Inventory will be delivered and sold to the Buyer at the Closing in accordance with Section 6.19, except for those items of Inventory acquired or disposed of by the Seller after the Schedule Date and prior to Closing in the ordinary course of business, consistent with its past practices.
Schedule 4.6(b) also sets forth the Carrying Cost of the Inventory as of the Schedule Date as shown on the books and records of the Seller. Except as set forth on Schedule 4.6(b), no Inventory is held on consignment by the Seller, as consignor or consignee.

      (c) Schedule 4.6(c) sets forth a true and complete list of all Customer Orders.

      (d) Intentionally Left Blank.

      (e) Schedule 4.6(e) contains a complete and accurate list of all Excluded Inventory as of September 10, 2005. From September 10, 2005 until the date of this Agreement, the Seller has not moved, transferred or delivered any Inventory other than in the ordinary course of business.

4.7 No Brokerage or Finder's Fees. Except for Barrington Associates and Frank Devine, the Seller has not employed, engaged or retained, or otherwise incurred any liability to, any Person as a broker, finder, agent or other intermediary in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents, and all fees commissions or other amounts due to Barrington Associates and Frank Devine shall be solely for the account of the Seller.

4.8 No Violation. Neither the execution and delivery by the Seller of this Agreement and the other Transaction Documents, nor the compliance with, or the performance of its obligations in accordance with, the terms and provisions hereof or therewith, nor the consummation of the transactions contemplated hereby or thereby by the Seller, will (a) breach any Law regulating or affecting the Seller, the Acquired Business or the Acquired Assets in any way which could adversely affect the Seller, the Buyer, the Acquired Business or Acquired Assets, (b) contravene, conflict with or violate any provisions of the articles of incorporation or by-laws of the Seller, (c) conflict with or result in any breach of any condition or provision of, or constitute a default (or an event which , with or without due notice or lapse of time, or both, would constitute a default) under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person under, or giving rise to the acceleration of the maturity date or date of payment or performance of any obligation of the Seller, or have an adverse effect upon the Acquired Business or the Acquired Assets by reason of the terms of, any contract, agreement, indenture, instrument, Lien or any judgment, order, writ, decree, award, directive, demand, subpoena, ruling or decision of any Governmental Authority (any of the foregoing, an "Order") to which the Seller is a party or is subject, or which is binding upon the Seller or the Acquired Assets, except as set forth in Section 4.9.

4.9 Consents to Assignment. Schedule 4.9 contains a complete list of all loan agreements, indentures, Purchased Contracts or other agreements or instruments (including any agreements or instruments with respect to the Licensed IP Rights) which require the consent, waiver, approval, authorization, license, action, filing or notification of or to any third party (including any Governmental Authority) to be obtained or given by the Seller in connection with the consummation of the transactions contemplated by this Agreement or the Seller's execution and delivery of this Agreement or any other Transaction Document or the performance of the Seller's obligations hereunder or thereunder, where the failure to obtain or give such consent, waiver, approval, authorization, license, or give such action, filing or notification, would have an adverse effect upon the Buyer or the Acquired Assets, or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby (collectively, "Consents").

4.10 No Proceedings. Except as set forth in Schedule 4.10: (i) there are no Proceedings pending or, to the Knowledge of the Seller, threatened against the Seller with respect to the Tabletop Business or the Acquired Assets (including, but not limited to, any Proceedings with respect to the Safe Drinking Water and Toxic Enforcement Act of 1986, as amended (Proposition 65) in California), and to the Knowledge of the Seller, there is no basis for any such Proceeding; (ii) the Seller is not in default under, and the Seller has no Knowledge of any valid basis for any claim of default under, any Purchased Contract or the Lease, or under any agreement by which the Acquired Assets may be bound; and (iii) the Seller is not subject to any judgment, Order or decree entered in any lawsuit or Proceeding affecting the Tabletop Business or the Acquired Assets.

4.11     Governmental Licenses and Consents; Compliance with Laws.

      (a) Except as set forth on Schedule 4.11(a), the Seller's operation of the Tabletop Business and use of the Acquired Assets immediately prior to the Closing Date is in compliance with all Laws, except where the failure to so comply would not have a material adverse effect with respect to the Acquired Business or the Acquired Assets, and has obtained and maintained all Governmental Licenses applicable to the operation of the Tabletop Business and use of the Acquired Assets, except where the failure to do so would not have a material adverse effect with respect to the Acquired Business or the Acquired Assets. The Seller has not received notification that has not lapsed, been withdrawn or abandoned by any Governmental Authority (i) asserting a material violation by the Seller with respect to the operation of the Tabletop Business or the use of the Acquired Assets of any such Law, (ii) threatening to revoke any material License of the operation of the Tabletop Business or the use of the Acquired Assets, or (iii) materially restricting or in any material way limiting the operation of the Tabletop Business or use of the Acquired Assets.

      (b) No Environmental License from, or Consent of, any Governmental Authority is required by any Law for the Seller to conduct the Acquired Business as presently conducted.

      (c) The Seller, with respect to the Leased Premises, has and on the Closing Date will have, complied with all applicable Laws and Orders of any Governmental Authority applicable to the Seller except where the failure to so comply would not have a material adverse effect with respect to Leased Premises, including, without limitation, Environmental Laws and Laws and Orders relating to zoning, building codes, occupational safety and health, industrial hygiene, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes.

      (d) Except as indicated on Schedule 4.11(d), the Seller has not received any notice of any violation of any Law or Order related to the Acquired Assets or the Acquired Business.

4.12 Environmental Matters.

      (a) Without limiting the generality of the foregoing, (i) except for those materials and substances listed on Schedule 4.12(a), neither the Seller nor any Affiliate of the Seller, nor, to the Knowledge of the Seller, any prior owner, operator or lessee of the Leased Real Property has used, generated, manufactured, stored or disposed of on, under or about the Leased Real Property or the property demised thereunder (the "Leased Premises," the Leased Real Property and Leased Premises referred to herein collectively as the "Realty") or transported to or from the Realty any Hazardous Materials in violation or non-compliance in any material respect of any applicable Environmental Law; (ii) the Seller (A) has obtained, as applicable, any and all appropriate licenses and permits pertaining to the use of the Acquired Assets and to the use of Hazardous Materials in connection with the Acquired Assets, including, without limitation, those materials and substances listed in Schedule 4.12(b) provided to the Buyer,
(B) provided the Buyer with copies of all such licenses and permits, and (C) is in compliance in all material respects with all of the same, and with all applicable Environmental Laws related to the Realty and the Acquired Assets;
(iii) no enforcement, cleanup, investigation, removal or other governmental or regulatory actions have been instituted or completed against the Seller or, to the Knowledge of the Seller, threatened against the Realty, or against the Seller, pursuant to any Environmental Law as a result of or in connection with the operations conducted by the Seller in or upon the Realty; and (iv) there are no pending or, to the Knowledge of the Seller, threatened, claims by any third party against the Realty or against the Seller or any Affiliate of the Seller, pursuant to Environmental Laws, or relating to damage, contribution, cost recovery compensation, loss or injury directly or indirectly arising out of or attributable to (A) the presence in the Leased Premises or the use, generation or storage in the Leased Premises, (B) the release, threatened release or discharge by the Seller from the Leased Premises, or (C) the transportation to or from the Leased Real Property, or disposal of, in each case, of Hazardous Materials by the Seller.

      (b) Except as set forth on Schedule 4.12(b), no Hazardous Material has been generated, used, treated, stored or disposed of by the Seller at, or transported by the Seller to or from, or released by the Seller into the air, soil, surface or ground waters at, on or under, the Realty, or in connection with the Tabletop Business as currently or previously conducted by the Seller. The Seller has not been identified as a potentially responsible party in connection with any alleged Release of Hazardous Material or in connection with any Environmental Law, in each case relating to the use or operation of the Realty and the Acquired Assets. The Seller has all required licenses, permits, certifications, qualifications or franchises issued or granted by any Governmental Authority under any Environmental Law with respect to the Acquired Assets (collectively, the "Environmental Licenses") and is in compliance in all material respects with all Environmental Licenses and Orders to which the Acquired Assets are subject relating to Environmental Laws. The Seller is currently not engaged or participating in, or contributing to, any clean-up, investigation or remediation with respect to the Realty or the Acquired Assets, pursuant to any Environmental Law. No Environmental Law, Environmental License, Order or Proceeding applicable to the Seller requires, and no Governmental Authority or other Person has taken, or to the Knowledge of the Seller has threatened or proposed to take, any action which would require, with respect to the Realty or the Acquired Assets, (i) any clean-up or remediation or investigation or participation in or contribution to any such clean-up or remediation or investigation, or (ii) any payment to be made or expense or liability to be incurred or assumed or other action to be taken by the Seller or the Buyer on account of any actual or alleged loss, damage or liability suffered by any other Person, or under any Environmental Laws.

4.13 Leased Real Property.

      (a) Schedule 4.13(a) lists each real property lease including all amendments and modifications thereto (the "Lease") under which the Seller occupies space as tenant or subtenant and which are being acquired by the Buyer. As used herein, the term "Leased Real Property" shall mean the real property occupied by the Seller under the Lease. The Seller has heretofore delivered to the Buyer true and correct copies of all the Lease;

      (b) The Seller is in possession of and quietly enjoys the Leased Real Property, has a valid and enforceable leasehold interest therein and all of the Seller's interest in the Leased Real Property and all alterations, fixtures and personalty therein is free from and not subject to any liens (except for liens related thereto and existing under the Purchased Contracts), judgments, execution, security interests or adverse claims (and to the best of Seller's Knowledge, the landlord has an enforceable leasehold interest in said Leased Real Property) and the Seller holds all necessary licenses, permits, authorizations and approvals of the Seller relating to such Leased Real Property, including duly issued certificates of occupancy, to enable the Leased Real Property to be lawfully occupied and used for all purposes for which it is presently occupied and such licenses, permits and approvals are in full force and effect. There has been no alteration, improvement or change in use of the Leased Real Property which would require replacements of or amendments to the existing licenses, permits, authorization and approvals. The Lease is in full force and effect and the Seller has not received any written notice of default or termination thereunder, and, except as set forth on Schedule 4.13(b)(i), to the Knowledge of the Seller, no event has occurred or failed to occur that, with the giving of notice or the passage of time or both, would constitute a default or termination event under the Lease. All rent and other sums and charges payable by the Seller under the Lease are current. The Lease represents the entire agreement between the Seller and the applicable landlord with respect to the applicable parcel of Leased Real Property. The Seller has not entered into any assignment, hypothecation or transfer of the Lease or any interest therein. The Seller has not entered into any sublease of all or any portion of any parcel of Leased Real Property and no Person has any right to occupy any Leased Real Property other than the Seller. The commencement date, expiration date, current fixed rent, current amount of each component of additional rent, the dates fixed rent and additional rent have been paid through and all renewal options and renewal option rents for each Lease as well as the provider of each utility service to each parcel of Leased Real Property are set forth on Schedule 4.13(b)(ii);

      (c) Except as set forth on Schedule 4.13(c), there has been no service, material or other work provided or supplied to the Leased Real Property that has not been paid for in full. To the Seller's Knowledge, the Leased Real Property and its continued use, occupancy and operation as currently used, occupied or operated does not violate any applicable Laws;

      (d) As of the date hereof, the Leased Real Property, and the building systems and equipment serving the Leased Real Property, including the plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, are operational and the Seller has not written any landlord with respect to any proposed deficiency therein. As of the date hereof, electricity, water, gas and telephone service to the Leased Real Property are installed, operating and have been adequate for the conduct of the business of the Seller in the ordinary course of business;

      (e) Except as set forth on Schedule 4.13(e), the Seller has not received written notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any owner, lessor, sublessor, or mortgagee requesting the performance of any work or alteration to the Leased Real Property, and there are no outstanding requirements or recommendations from any of the foregoing;

      (f) There has been no material damage to any portion of the Leased Real Property caused by fire or other casualty that has not been completely repaired or restored;

      (g) There are no brokerage commissions due and payable by the Seller with respect to the Leased Real Property or with respect to the Lease.

4.14 Accounts Receivable. The Accounts Receivable as of July 2, 2005 (the "Seller Receivables") arose out of actual transactions accounted for in the ordinary course of business of the Acquired Business in accordance with GAAP. For the avoidance of doubt, the Seller Receivables are Excluded Assets under
Section 2.2 and will not be acquired by the Buyer at the Closing.

4.15 Adequate Insurance. Schedule 4.15 contains an accurate and complete list (including the type of insurance and coverage limits) of all material policies of fire, liability, workers' compensation and other forms of insurance owned or held by the Seller with respect to the Acquired Assets. Such policies (i) are carried by insurers of recognized responsibility; (ii) are in full force and effect; and (iii) are sufficient for material compliance with all requirements of applicable Law. All such insurance shall be in effect through the Closing Date; provided, that with respect to such insurance to remain in place after the Closing (as further described in Section 6.27), the Seller's obligations with respect to such insurance shall survive the Closing. Except as provided on
Schedule 4.15, no insurance coverage of the Seller is maintained through self-insurance.

4.16 Intellectual Property.

      (a) Schedule 4.16(a) is a true and complete list of all trademarks and service marks (whether registered, pending or unregistered), trade names, service names, brand names, trade dress, designs, slogans, likenesses, logos and other symbols of origin or general intangibles of like nature (the "Trademarks"), all registered copyrights and applications, unregistered copyrights and copyrightable works (the "Copyrights"), and all designs, in each case, owned by the Seller and relating to the Tabletop Business (the "Owned IP Rights"). The Seller has no Knowledge of any patents covering the Acquired Assets or the use thereof and does not own any patents of patent applications relating to the Tabletop Business or the Acquired Assets.

      (b) Schedule 4.16(b) is a true and complete list of all Trademarks, Copyrights, and designs, in each case, licensed to the Seller and relating to the Tabletop Business (collectively, the "Licensed IP Rights").

      (c) Except as provided in that certain "Asset Purchase Agreement by and Among Sasaki Products Company, Sasaki, Inc. and Sasaki Glass Company Ltd.," dated March 29, 1999, the Owned IP Rights are owned by the Seller free of any Liens, claims and encumbrances and are not subject to any license or other agreement restricting the use of the same and are not subject to any other arrangement requiring any payment of royalties to any Person or the obligation to grant rights to any Person in exchange for the right to utilize the same. All of the Owned IP Rights which are pending or have been registered with any Governmental Authority are, to the Knowledge of the Seller, currently in compliance with all formal legal requirements (including the timely filing of any maintenance filings), and, with respect to those registrations (and not pending applications), are valid, subsisting and enforceable. To the Seller's Knowledge, the Licensed IP Rights are free of any Liens, claims and encumbrances other than as provided for in the Purchased Contracts relating to the corresponding Licensed IP Rights. Except as indicated in the Purchased Contracts relating to the corresponding Licensed IP Rights, the Licensed IP Rights are not subject to any license or other agreement restricting the use of the same and are not subject to any other arrangement requiring any payment of royalties to any Person or the obligation to grant rights to any Person in exchange for the right to utilize the same. There is no active or, to the Knowledge of the Seller, threatened proceeding nor has the Seller received any written claim or demand in which the validity or enforceability of the Owned IP Rights or title thereto is being questioned. To the Seller's Knowledge, there is no active or threatened proceeding in which the validity or enforceability of the Licensed IP Rights or title thereto is being questioned. To the Seller's Knowledge, none of the Owned IP Rights or the Licensed IP Rights infringe any intellectual property rights of any third person including without limitation, any rights in any Patents, Trademarks, Copyrights or designs. The Seller warrants (i) that the Owned IP Rights, together with the Licensed IP Rights, constitute all of the material intellectual property necessary for the operation of the Acquired Business and (ii) that the intellectual property included in the Owned IP Rights and, to the Seller's Knowledge, the Licensed IP rights, is valid and enforceable.

      (d) Except for the obligations to obtain Consents, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and the Transaction Documents and the fulfillment of and compliance with the terms and conditions of this Agreement do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, or constitute a breach of or default under, any Owned IP Rights or Licensed IP Rights. The Seller has taken all necessary action to maintain each Owned IP Right and all of Seller's rights in and to each Licensed IP Right.

      (e) Schedule 4.16(e) sets forth a true and complete list of all agreements in which the Seller has granted rights to a third person to use any of the Owned IP Rights (the "Assigned Licenses").

4.17 Backlog. The current backlog for all open purchase orders (i.e., placed with the Seller and for which the Seller has documentation (which documentation may be in electronic or hard copy form)) for the sale of Inventory by the Seller as of August 11, 2005 is included on Schedule. The Seller has no Knowledge that any material amount of merchandise in the hands of any customer of the Seller is or will be returnable to the Seller. The net amount of merchandise returned by customers to the Seller for the fiscal year ended June 30, 2005 was not more than two percent (2%) of the net sales for that year. To the Knowledge of the Seller, there is no reason why the future returns practices and experience related to the Inventory would be materially different from the Seller's prior practices and experiences.

4.18 Intentionally Left Blank.

4.19 Affiliates of the Seller. Except for Salton Hong Kong, Ltd., neither the Seller, nor any Affiliate of the Seller, or any relative, associate or agent of the Seller or such director, officer, stockholder or Affiliate, has any interest in any Leased Real Property or is a party, directly or indirectly, to any contract for the furnishing of services by or to, or rental of real or personal property from or to, or requiring payments to, in each case, with respect to the Acquired Business, any such Affiliate.

4.20 Product Warranty. Schedule 4.20 sets forth the form of the Seller's standard product warranty provided to retail consumers in connection with the Inventory.

4.21 Suppliers, Distributors and Customers. Schedule 4.21 lists, by dollar volume for the twelve (12) months ending on the date hereof (i) the ten (10) largest suppliers of the Seller with respect to the Tabletop Business, and (ii) the ten (10) largest direct purchasers of the Tabletop Business' products. In the last twelve (12) months, no such supplier, distributor or customer has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Seller with respect to the Tabletop Business, or has during the last twelve (12) months decreased materially, or threatened in writing to decrease or limit materially, its services, supplies or materials to the Seller with respect to the Tabletop Business or its usage or purchase of the services or products of the Tabletop Business. The Seller has no Knowledge that any such supplier or customer intends to decrease or limit materially either its services, supplies or materials provided to the Seller with respect to the Tabletop Business (or to the Buyer, after the Closing) or its usage or purchase of services or products of the Tabletop Business (or of the Buyer, after the Closing), or materially adversely alter the terms and conditions under which it conducts business with the Seller with respect to the Tabletop Business.

4.22 No Defective or Unsafe Products. Except as set forth on Schedule 4.22, the Seller has not received any written statements, citations or decisions by any Governmental Authority stating that any product sold by the Seller with respect to the Tabletop Business (including any Inventory) is defective or unsafe or fails to meet any standards promulgated by any Governmental Authority. Except as set forth on Schedule 4.22, the Seller has not received any written notice of any recalls ordered by any Governmental Authority with respect to any such product. Except as set forth on Schedule 4.22, there is no (i) fact relating to any product of the Seller with respect to the Tabletop Business that imposes upon the Seller with respect to the Tabletop Business a duty to recall any such product or a duty to warn customers of a defect in any such product, (ii) material design defect in any such product, (iii) claims or liabilities under, and the Seller has no Knowledge of any valid basis for any claim or liability under, the Safe Drinking Water and Toxic Enforcement Act of 1986, as amended (Proposition 65) (in California) with respect to the Tabletop Business or any of the Acquired Assets.

4.23 Material Contracts. Schedule 4.23 sets forth all contracts and other agreements (either written or oral) of the Seller with respect to the Tabletop Business or to which any of the

Acquired Assets are bound: (a) with any current or former stockholder or any current officer, director, other Affiliate or with any other current employee or consultant or with an entity in which the Seller is a controlling Person; (b) with any labor union or association representing any employee; (c) with any Person to sell, distribute or otherwise market any products of the Tabletop Business and any material variations therefrom in a contract or other agreement pursuant to which more than twenty-five thousand dollars ($25,000) has been (within the last twenty-four (24) months) or may by its terms be paid; (d) pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (e) for the sale of any assets other than in the ordinary course of business (within the last twenty-four (24) months) or for the grant to any person of any preferential rights to purchase any assets; (f) providing for any joint venture or similar arrangement; (g) under which the Seller agrees to indemnify any party against tax liability with respect to the Acquired Business; (h) which can be canceled without liability, premium or penalty only on ninety (90) days' or more notice;
(i) with customers, distributors or suppliers for the rebating of charges or other similar arrangements pursuant to which payments in excess of twenty-five thousand dollars ($25,000) have been (within the last twenty-four (24) months) or may hereafter be made; (j) containing covenants of the Seller not to compete or with any person in any geographical area or covenants of any other person not to compete with the Seller or in any geographical area; (k) not entered into in the ordinary course of business, or (l) pursuant to which payments in excess of twenty-five thousand dollars ($25,000) have been (within the last twenty-four
(24) months) or may hereafter be made. There have been made available to the Buyer, its Affiliates and their representatives true and complete copies of all of the contracts and other agreements set forth on Schedule 4.23 or any other Schedule. Except as set forth on Schedule 4.23, all of such contracts and other agreements are valid and binding upon the Seller with respect to the Tabletop Business. Except as set forth on Schedule 4.23, (i) the Seller is not in default in any material respect under any such agreements, (ii) to the Seller's Knowledge, no other party to any such contract or other contract or other agreement is in default thereunder in any material respect, (iii) no condition exists that with notice would constitute a default by the Seller thereunder and
(iv) to the Seller's Knowledge, no condition exists that with notice would constitute a default by any other party thereunder.

4.24 Taxes.

      (a) Except as has not and will not have a material adverse effect on the Acquired Assets, the Seller (i) has duly filed or caused to be filed with the appropriate authorities on a timely basis all Tax Returns (as defined below) that it was required to file, and properly included the material items related thereto in such Tax Returns, which Tax Returns are true, correct and complete in all material respects, and (ii) has duly paid to the appropriate Governmental Authorities on a timely basis all material Taxes with respect thereto. The Seller has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes in all material respects and has, within the time and in the manner prescribed by applicable Law, collected or withheld and timely paid over to the proper Governmental Authorities all material amounts required to be so collected or withheld and paid over under all applicable Laws.

      (b) No Taxing authority is asserting, or to the Knowledge of the Seller, threatening to assert, any adjustment (i) that could result in an additional Tax or (ii) with respect to which a

Lien may be imposed, on any Acquired Asset. There is no Tax Lien, other than for Taxes not yet due and payable, on any of the Acquired Assets. The Acquired Assets constitute less than ten percent (10%) of the assets of Seller.

4.25 Labor and Employment Matters.

      (a) Set forth on Schedule 4.25(a)(i) hereto is a list of all employees of the Seller (i) working at the Leased Premises or (ii) employed exclusively in connection with the Tabletop Business, in each case, as of the date hereof and their respective positions, hire dates and, stated separately, base wage rates and the amounts of all accrued leave (including, but not limited to vacation and sick leave) and of all other compensation, including, but not limited to, any bonus to which each such employee may be entitled as of the Closing Date pursuant to any incentive plan or other bonus policy or practice maintained by the Seller with respect to the Acquired Business. Except as set forth on
Schedule 4.25(a)(ii), no employee of the Seller listed on Schedule 4.25(a)(i) is on a leave of absence by reason of sickness or disability.

      (b) (1) The Seller with respect to the Acquired Business is not party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Seller, (2) none of the employees of the Seller with respect to the Acquired Business are represented by any labor organization and there are no organizational campaigns, demands, petitions or proceedings pending or, to the Knowledge of the Seller, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of the Seller with respect to the Acquired Business, (3) to the Knowledge of the Seller, there are no union claims to represent the employees of the Seller with respect to the Acquired Business, (4) there is no agreement with any labor organization which restricts the Seller from relocating or closing any or all of its businesses or operations with respect to the Acquired Business,
(5) there are no grievances asserted or arbitrations pending arising from or related to any collective bargaining agreement or similar agreement with respect to the Acquired Business, and (6) there are no strikes, controversies, slowdowns, work stoppages, lockouts or labor disputes pending or, to the Knowledge of the Seller, threatened against and there has not been any such action affecting the Acquired Business during the past one (1) year.

      (c) The Seller is, and at all times during at least the last one (1) year, has been, in material compliance with all applicable Laws, regulations and ordinances respecting immigration, employment and employment practices with respect to the Acquired Business, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and the Occupational Health and Safety Law, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or any other applicable Law, ordinance or regulation.

      (d) Except as set forth in Schedule 4.25(d), (1) there are no complaints, claims, controversies, charges, lawsuits or other proceedings related to the Seller with respect to the Acquired Business pending, or, to the Seller's Knowledge, threatened, in any court or with any agency responsible for the enforcement of federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any law or regulation governing labor relations, employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with the Seller, including, but not limited to, the Equal Employment Opportunity Commission or any analogous state or local agency, the United States Department of Labor or any analogous state or local agency, the Occupational Safety and Health Administration or any analogous state or local agency, the United States Immigration and Naturalization Services, and the National Labor Relations Board or any analogous state or local agency; and (2) to the Knowledge of the Seller, no federal, state, local or foreign agency responsible for the enforcement of immigration, labor, equal employment opportunity, family and medical leave, wages, hours of work, the Occupational Health and Safety Law or any other employment law is conducting or intends to conduct an investigation with respect to or relating to the Seller with respect to the Acquired Business.

      (e) During the ninety (90) day period prior to the date of this Agreement: the Seller has not effectuated (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Acquired Business, or (ii) a "mass layoff" as defined in WARN affecting any site of employment or facility of the Acquired Business; nor has the Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law with respect to the Acquired Business.
Schedule 4.25(e) hereto lists each former employee of the Seller formerly employed in the Acquired Business with respect to the business who suffered an "employment loss" as defined in WARN during such ninety (90) day period.

      (f) The consummation of the transactions contemplated by this Agreement will not entitle any employee of the Seller to severance pay, accelerate the time of payment, vesting, or increase the amount of compensation due to any employee of the Seller, or result in an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) to any employee of the Seller.

      (g) Schedule 4.25(g) sets forth a complete list of current foreign national employees of the Seller with respect to the Acquired Business on whose behalf the Seller has submitted applications and petitions to the U.S. Department of Labor, U.S. Immigration and Naturalization Service, and U.S. Department of State for immigration employment and visa benefits; and the Seller has provided the Buyer with copies of all such applications and petitions and all government notices regarding adjudications of such applications and petitions.

      (h) Subsequent to December 31, 2003, there have been no increases in the compensation payable or to become payable to any of the employees of the Seller with respect to the Acquired Business, and there have been no payments or provisions for any material awards, bonuses, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than in the ordinary course of business. Except for bonuses that may be due to employees of the Acquired Business for the fiscal year of the Seller beginning July 1, 2005, as set forth in Schedule 4.25(h) hereto, all bonuses heretofore granted to employees of the Acquired Business have been paid in full.

      (i) Schedule 4.25(i) sets forth a complete list of all business and/or assets of with respect to the Acquired Business involving federal contracts giving rise to any reporting or filing obligations with the Office of Federal Contract Compliance Programs ("OFCCP").

4.26 Employee Benefits.

      (a) Schedule 4.26(a) sets forth a true and complete list of each bonus, vacation, deferred compensation, retention, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other "employee benefit plan" (within the meaning of Section 3(3) of ERISA, whether formal or informal, written or oral and whether legally binding or not, that is maintained or contributed to or was maintained or contributed to at any time by the Seller or by any trade or business, whether or not incorporated, which together with the Seller would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate"), within the last six (6) years, for the benefit of any employee, former employee, consultant, independent contractor, officer, or director of the Seller with respect to the Acquired Business (a "Benefit Plan"). No such Benefit Plan (i) is subject to Title IV of ERISA or (ii) is a "multiemployer plan" (within the meaning of section 4001(a)(3) of ERISA), and the Seller has never incurred withdrawal liability under a multiemployer plan.

      (b) With respect to each Benefit Plan (where applicable): the Seller has delivered to the Buyer complete and accurate copies of (i) all plan texts and agreements; (ii) all material employee communications; (iii) the most recent annual report; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent determination letter received from the Internal Revenue Service; and (vi) the most recent actuarial valuation.

      (c) With respect to each Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their termination of employment (other than coverage mandated by law); (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; and (iii) the Seller and each entity in the Seller's controlled group of corporations (as determined under Treasury Reg. Section 1.414(b)-1) or in the Seller's group of commonly controlled trades or businesses (as determined under Treasury Reg. Section 1.414(c)-1 through 1.414(c)-5) have complied with the requirements of Section 4980B of the Code ("COBRA"). The Seller shall be responsible for providing COBRA coverage for any of the Seller's employees that may transfer to the Buyer on or after the Closing Date who incurred a "qualifying event" (as defined in Code Section 4980B(f)(3)) on or prior to the Closing Date.

4.27 No Material Adverse Change. Since June 30, 2005, there have been no material adverse changes in the Acquired Assets or the Assumed Liabilities. Since June 30, 2005, the Tabletop Business has been conducted in the ordinary course and consistent with past practice.

4.28 Governmental Licenses. Schedule 4.28 is a true and complete list of all Governmental Licenses which are used in connection with, and are necessary for the operation of, the Acquired Business or any of the Acquired Assets. The Governmental Licenses listed on Schedule 4.28 constitute all of the Governmental Licenses that are material to the conduct of the Acquired

Business in the manner presently conducted by the Seller. All Governmental Licenses are valid, binding and in full force and effect. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and the Transaction Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Transaction Documents do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, or constitute a breach of or default under, any License. The Seller has taken all necessary action to maintain each License, except where the failure to so act does not nor would reasonably be expected to have a material adverse effect on the Acquired Assets or the Acquired Business. To the Knowledge of the Seller, no loss or expiration of any License is threatened or pending or reasonably foreseeable (other than expiration upon the end of any term) that cannot be promptly remedied at insignificant cost.

4.29 Tooling. Schedule 4.29 is a true and complete list of all Tooling, along with a listing of its location as of the date hereof and expected location on the Closing Date. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, OTHER THAN AS SET FORTH IN SECTION 4.3, THE TOOLING IS BEING SOLD BY SELLER TO BUYER "AS IS, WHERE IS" WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND SELLER HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OTHER THAN AS SET FORTH IN SECTION 4.3 WITH RESPECT TO THE TOOLING, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer and Lifetime jointly and severally represent and warrant to the Seller as of the date hereof and at and as of the Closing as follows:

5.1 Power and Authority; No Conflicts.

      (a) The Buyer and Lifetime each have all corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which the Buyer and/or Lifetime is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite action on the part of the board of directors of the Buyer and Lifetime, as applicable, and, if required, the stockholders of the Buyer and Lifetime, and no other proceedings on the part of the Buyer or Lifetime are necessary to authorize this Agreement and the other Transaction Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date each other Transaction Document to which the Buyer and/or Lifetime is a party will be, duly executed and delivered by the Buyer and Lifetime, as applicable, and (assuming the due execution of the Seller) this Agreement is, and each other Transaction Document to which the Buyer and/or Lifetime is a party when so executed and delivered on the Closing Date will be, a legally valid and binding obligation of the Buyer and/or Lifetime, as applicable, enforceable against the Buyer and Lifetime, as applicable, in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) equitable principles limiting the availability of certain remedies.

      (b) The execution and delivery of this Agreement by the Buyer and Lifetime does not, and the execution and delivery of each other Transaction Document to which the Buyer and/or Lifetime is a party and the performance by the Buyer and Lifetime of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (i) contravene, conflict with or violate any provision of the Buyer's or Lifetime's articles of incorporation or by-laws and (ii) does not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any material adverse right of termination or cancellation by, or excuse the performance of, any other Person under, or result in the creation or imposition of any Lien upon the Buyer or Lifetime or any of their assets or the acceleration of the maturity date or date of payment or performance of any obligation of the Buyer or Lifetime or have a material adverse affect upon the Buyer or Lifetime by reason of the terms of, any contract, Lien or Order of any Governmental Authority to which the Buyer and/or Lifetime is a party or is subject or which is or purports to be binding upon it.

5.2 Organization and Good Standing. The Buyer and Lifetime are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.3 No Brokerage or Finder's Fees. Except for Financo, Inc., neither the Buyer nor Lifetime has employed, engaged or retained, or otherwise incurred any liability to, any Person as a broker, finder, agent or other intermediary in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents.

5.4 Wholly-Owned Subsidiary. The Buyer is a wholly-owned subsidiary of Lifetime.

5.5 Independent Investigation. The Buyer and Lifetime have conducted their own independent review and analysis of the Acquired Assets and Acquired Business and acknowledge that the Buyer and Lifetime have been provided access to the properties, premises and records of the Seller for this purpose. The Buyer and Lifetime agree, to the fullest extent permitted by Law, that except with respect to the representations, warranties, covenants and agreements contained in this Agreement and the other Transaction Documents, the Seller shall have no liability or responsibility whatsoever to the Buyer or Lifetime on any basis (including in contract or tort or otherwise) based upon any information provided or made available, or statements made, to the Buyer or Lifetime prior to the execution of this Agreement.

5.6 Necessary Funds. At the Closing, the Buyer and Lifetime will have the funds necessary to consummate the transaction contemplated by this Agreement and pay the Purchase Price in accordance with the terms of this Agreement.

                                    ARTICLE 6
                            COVENANTS OF THE PARTIES

6.1 Conduct of Business. From the date hereof through the Closing Date, the Seller shall conduct the Acquired Business in the ordinary course and consistent with past practice, and the

Seller shall not, except as the Buyer may otherwise consent to in writing, engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Seller to be materially untrue or result in a material breach of any covenant or agreement made by the Seller in this Agreement.

6.2 Access and Information. From the date hereof until the earlier of the termination of this Agreement or the Closing Date and upon reasonable notice, and subject to applicable Law relating to the exchange of information, the Seller shall afford the Buyer's officers, employees, accountants, legal counsel and other representatives reasonable access, during normal business hours, to all of the properties, books, contracts, commitments and records relating to the Acquired Assets and any records concerning the Seller with respect to the Acquired Business. The Buyer shall receive and hold all such information confidentially in accordance with the provisions of the Confidently Agreement.

6.3 Tax Returns; Taxes. Each Party shall timely pay all Taxes related to the Acquired Assets required to be paid by it and shall promptly forward to the other Party a copy of all written communications from any Taxing authority received by it which relate to the Acquired Assets.

6.4 Notice of Developments. From the date hereof through the Closing Date, the Seller shall promptly notify the Buyer in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any material breach of a representation or warranty or covenant of the Seller in this Agreement or which could have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the Acquired Assets or Assumed Liabilities.

6.5 Intentionally Left Blank.

6.6 Non-Disclosure of Confidential Information. Except to the extent such disclosure is required under applicable Law, from and after the date hereof (unless this Agreement is terminated pursuant to the provisions of Section 9.1 hereof), the Seller agrees not to divulge, communicate, use to the detriment of the Buyer any confidential information included in or relating to the Acquired Assets. For clarity, the Confidentiality Agreement shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.

6.7 Consents. Prior to the Closing, the Seller shall use all commercially reasonable efforts to obtain any and all Consents.

6.8 Non-Competition.

      (a) Until the fifth (5th) anniversary of the Closing Date, except for (i) the Excluded Inventory, (ii) any Inventory that the Seller purchases from the Buyer or its Affiliates and (iii) those specific products listed on Schedule 6.8(a)(i), which Seller hereby covenants to only sell, distribute and supply to the specific customer identified on Schedule 6.8(a)(i), neither the Seller nor any Affiliate of the Seller shall, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization, engage in any manner in the sale, distribution or supply of any of the types of products listed on Schedule 6.8(a)(ii) in the Covered

Territory. For the purposes hereof, the "Covered Territory" shall mean the United States and Canada. For the avoidance of doubt, during such time the Seller may engage in the sale, distribution and supply of the products listed on
Schedule 6.8(a)(i) to the specific customer listed on Schedule 6.8(a)(i) in the Covered Territory.

      (b) The Parties hereto intend that the covenant contained in this Section
6.8 shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in paragraph (a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 6.8, then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

      (c) The Seller acknowledges that the provisions of this Section 6.8, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of the Buyer and are an essential inducement to the Buyer's entering into the Transaction Documents to which it is a party and consummating the transactions contemplated thereby.

6.9 No Solicitation. From the date hereof until the Closing Date, (a) neither the Seller not any of its Affiliates or any person acting on behalf of any of the foregoing shall solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of the Acquired Assets (other than sales of products by the Seller in the ordinary course of business) and (b) no Party shall furnish or cause to be furnished any non-public information concerning the Acquired Assets to any Person (other than to a Party and its agents and representatives), other than in the ordinary course of business or pursuant to applicable Laws and after prior written notice to the other Parties. The Seller shall not sell, transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any Lien upon, or transfer any interest in any Acquired Asset, other than in the ordinary course of business and consistent with this Agreement.

6.10 Public Statements. From and after the date hereof and until the Closing Date, no Party shall, nor permit any Affiliate thereof to, either make, issue or release any press release or any oral or written public announcement or statement concerning or with respect to, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the Transaction Documents or the transactions contemplated hereby or thereby, without the prior written consent of the other Parties hereto (which consent shall not be unreasonably withheld, conditioned or delayed), unless such announcement is required by Law or a Governmental Authority, in which case the other Parties shall be given notice of such requirement prior to such announcement and the Parties shall consult with each other as to the scope and substance of such disclosure.

6.11 Other Actions. The Parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required to in order to carry out the terms and provisions of this Agreement and the Transaction Documents and to consummate and make effective the transactions contemplated hereby and thereby, including, without limitation, compliance with the Hart-Scott-Rodino filing and approval statutory requirements, if applicable.

6.12 Returned Products; Customer Offsets.

      (a) For a period of one (1) year after the Closing Date, if any products or merchandise sold by the Seller with respect to the Tabletop Business prior to the Closing are returned to the Buyer and the purchase price paid by the customer therefor is refunded or deducted from money owed by the customer to the Buyer, the Seller shall be liable to and reimburse the Buyer promptly after the Buyer's request in an amount equal to the net purchase price received by the Seller from the customer at the time such products were delivered to the customer, plus (in all cases) all freight charges paid by the Buyer in connection with the return of such products. The Buyer shall exercise its commercially reasonable judgment and shall act in good faith in connection with accepting all such returns, and shall promptly inform the Seller of the return of any such products.

      (b) For a period of one (1) year after the Closing Date, if any customer of any products or merchandise sold by the Seller with respect to the Tabletop Business prior to the Closing recovers from the Buyer any customer allowance or offset with respect to such products or merchandise, the Seller shall be liable to and shall reimburse the Buyer promptly after the Buyer's request therefor, an amount equal to one hundred percent (100%) of the dollar value of such offset or allowance incurred by the Buyer. The Buyer shall exercise its commercially reasonable judgment and shall act in good faith in connection with customer allowances or offsets, and shall promptly inform the Seller of the circumstances of any such allowances or offsets.

      (c) If there is a dispute between the Parties with respect to either
Section 6.12(a) or (b) above, and the Parties are unable to resolve such dispute within fifteen (15) days of one Party receiving notice of such dispute from the other Party, then such dispute shall be referred for resolution to the Resolution Accounting Firm. The resolution of such dispute by the Resolution Accounting Firm shall be final, binding and conclusive on the Parties. The fees and expenses of the Resolution Accounting Firm shall be borne one-half by the Buyer and one-half by the Seller.

6.13 Accounts Receivable Received by a Party; Post-Closing Actions by the
Seller.

      (a) In the event that the Seller shall receive payment of any payment belonging to the Buyer after the Closing Date, the same shall be deemed to have been received by the Seller in trust for the Buyer, and the Seller shall immediately deliver all such payments to the Buyer in the form received by the Seller.

      (b) In the event that the Buyer shall receive payment of any of the Accounts Receivable or any other payment belonging to the Seller after the Closing Date, the same shall be deemed to have been received by the Buyer in trust for the Seller, and the Buyer shall immediately deliver all such payments to the Seller in the form received by the Buyer.

6.14 Name Change. The Parties agree that, prior to the Closing, the name of the Buyer shall be changed to such name as the Buyer may select.

6.15 Transfer Taxes; Cooperation on Taxes.

      (a) All national, federal, state, provincial or local transfer taxes in any country, including excise, sales, use, value added, real property transfer, stamp, documentary, filing, recordation, notarial and other similar taxes and fees that may be imposed or assessed as a result of the transactions contemplated by this Agreement (the "Transfer Taxes"), together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties shall be paid one-half by the Seller, and one-half by the Buyer; provided, that the Buyer shall be responsible for preparing all Tax Returns or other filings in connection with Transfer Taxes described in this Section 6.15(a); provided further, that the Seller shall have the right to review and agree in writing (such agreement not to be unreasonably withheld, conditioned or delayed) with all such Tax Returns or other filings in connection with Transfer Taxes prior to their filing. Any disputes between the Parties with respect to this Section 6.15(a) shall be referred for resolution to the Resolution Accounting Firm. The resolution of such dispute by the Resolution Accounting Firm shall be final, binding and conclusive on the Parties. The fees and expenses of the Resolution Accounting Firm shall be borne one-half by the Buyer and one-half by the Seller.

      (b) The Seller and the Buyer shall cooperate with each other by executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Acquired Assets or the Acquired Business (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate Party to complete its Tax Returns, respond to audits, make any determination required under this Agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable), verify issues and negotiate settlements with Tax authorities or defend or prosecute Tax claims.

      (c) To the extent that the Buyer has received notification from, or been directed by, a Governmental Authority to withhold any Taxes in connection with the transactions contemplated herein, the Buyer shall give prompt written notice to the Seller upon the receipt of such notification or direction, at which time the Parties shall use reasonable efforts to cooperate, acting in good faith, with respect to the Buyer's right to withhold any such amounts from any payments due the Seller hereunder.

6.16 Employees.

      (a) Nothing in this Agreement shall confer upon any employee of the Seller the right to employment with the Buyer after the date hereof. The Buyer shall offer employment to such employees of the Seller with respect to the Acquired Business as the Buyer may determine subsequent to the date of this Agreement but prior to the Closing (all such employees accepting such offer are hereinafter referred to as the "Affected Employees"), with the intent to offer employment to substantially all of the persons employed by the Seller with respect to the Acquired Business as of the Closing Date on terms to be established by the Buyer (provided that immediately after the Closing and for a period of no less than one (1) year thereafter, the salaries and job locations are substantially equivalent to the salaries and job locations maintained by the Seller prior to the Closing), it being understood that the Buyer shall have the sole and exclusive discretion not to offer employment to particular employees of the Seller. The Buyer shall have no liabilities or obligations (i) under any labor, employment or benefit law, or of the common law, (ii) related to any employment, retention or severance agreements or Benefit Plans or (iii) arising out of any acts or omissions of the Seller, in each case, with respect to the Seller's employees or independent contractors for any periods prior to such Persons becoming employees of, or independent contractors to, the Buyer, including, but not limited to, liabilities for wages, bonuses, vacation pay, and employee benefits of any kind. The Seller shall have no liabilities or obligations arising out of any acts or omissions of the Buyer in choosing, recruiting, employing or deciding not to employ any employees of the Seller, or to retain any independent contractors, in each case, with respect to the Tabletop Business. The Seller shall have no liabilities or obligations arising out of any acts or omissions of the Buyer under any labor, employment, benefit law or of the common law with respect to the Seller's employees or independent contractors for any periods before or after such persons become employees of, or independent contractors to, the Buyer, including, but not limited to, liabilities for wages, bonuses, vacation pay, and employee benefits of any kind.

      (b) The Parties hereto acknowledge and agree that, as of the Closing, the Affected Employees will cease accruing benefits under and shall cease participation in all the Seller Benefit Plans. The Buyer shall not have any liability or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due, arising out of or relating to the Seller being, or deemed to be, a joint employer or part of a single employer group with respect to the Seller.

      (c) The Seller shall not take any action, including, without limitation, the offering of employment with the Seller or any of its Affiliates, to induce Affected Employees not to accept employment with the Buyer.

      (d) To the extent permitted by Law, as soon as reasonably practicable following the date hereof, the Seller will provide to the Buyer the necessary employee data, including personnel and benefit information, maintained with respect to the Affected Employees by the Seller or by its independent contractors, such as insurance companies and actuaries, in order to facilitate benefits and payroll transition for the Affected Employees.

      (e) Neither the Buyer nor its Affiliates shall incur any liability or other obligation with respect to WARN or any similar applicable state or local law for any failure of the Seller to comply with any obligation under such laws on or prior to the Closing Date; provided, however, in reliance on the Buyer's agreement to offer to employ as of the Closing Date substantially all of the employees in the Acquired Business as of the Closing Date, the Seller has not given WARN notifications or notifications pursuant to any state or local law, to such employees. Except as provided in Section 6.16(f), the Buyer will have sole responsibility for any obligations or liabilities to such employees under the WARN or any state or local law to the extent that WARN or state or local law thresholds are exceeded as a result of the Buyer's failure to make offers of employment to such employees.

      (f) To the extent that the actions or omissions of the Seller during the ninety (90) day period after the Closing Date effectuate (i) a "plant closing" (as defined in WARN) affecting the Seller's facility located at 37 Market Street, Suite 202, Kenilworth, New Jersey 07003, or (ii) a "mass layoff" (as defined in WARN) affecting such facility (other than with respect to Affected Employees), the Buyer shall have no responsibility for any obligations or liabilities under the WARN or any state or local law as a result of such actions or omissions by the Seller.

6.17 Employment Benefits.

      (a) The Buyer shall have no liability nor any responsibility whatsoever in respect of any of the Seller Benefit Plans.

      (b) The Seller hereby agrees that the Seller shall treat the consummation of the transactions contemplated herein as a "qualifying event" within the meaning of Section 4980B(f)(3) of the Code and shall offer COBRA continuation coverage pursuant to Section 4980B(f) of the Code under the Seller's "group health plans" within the meaning of Section 4980B(g)(2) of the Code to each Affected Employee. The Seller shall retain sole responsibility and liability with respect to such COBRA continuation coverage and the Buyer shall have no liability with respect to the Seller's offer, or failure to offer, of such COBRA continuation coverage to any Affected Employee.

      (c) The Seller shall retain sole responsibility for all dental, medical, life insurance and disability expenses and benefits for each employee and covered dependents of such employee with respect to claims incurred on or prior to the Closing Date in respect of such Person. The Buyer shall have sole responsibility, in accordance with the terms of any of the Buyer's benefit plans, if any, for expenses and benefits with respect to claims incurred in respect of Affected Employees or covered dependents of such employees after the Closing Date; provided, however, that nothing in this Agreement shall be construed to require the Buyer to establish any benefit plan, agreement or arrangement in respect of any Affected Employee. For purposes of this Section 6.17(c), a claim is deemed to be incurred when (i) with respect to medical or dental benefits, the medical or dental services giving rise to such claim are performed, and (ii) with respect to life or disability benefits, when the event giving rise to such claim occurs.

6.18 Intentionally Left Blank.

6.19 Delivery of Inventory; Tooling. Title and all risk of loss of Inventory (other than the Excluded Inventory) located at the Leased Premises and at the Mira Loma Warehouse on the Closing Date shall pass from the Seller to the Buyer at Closing. With respect to all Inventory not located at the Leased Premises or at the Mira Loma Warehouse on the Closing Date, upon the Closing, or as soon thereafter as commercially practicable, the Seller shall deliver any and all such Inventory to the Buyer CIP (the Mira Loma Warehouse) (INCOTERMS 2000). For the purpose of clarity, the Buyer shall pay for such Inventory so delivered in accordance with the provisions of Section 3.1. Title and all risk of loss of the Tooling (regardless of where located on the Closing Date) shall pass from the Seller to the Buyer at Closing. The Seller shall reasonably cooperate with the Buyer during the thirty (30) days following the Closing, at the Buyer's expense, in connection with the Buyer removing any Tooling not located at the Lease Premises from the location where it is located as of the Closing Date.

6.20 Risk of Loss.

      (a) Subject to the following sentence, following the date of this Agreement and through and expiring upon the Closing, all risk of loss or damage to the Acquired Assets (including all Inventory) shall be borne by the Seller. With respect to any Inventory that is delivered to the Buyer after the Closing, risk of loss with respect to such Inventory shall remain with the Seller until such time as such Inventory is delivered to the Buyer as provided in Section 6.19.

      (b) If all or any portion of the Acquired Assets are damaged or destroyed (the "Damaged Assets") (whether by fire, theft, vandalism or other casualty) in whole or in part prior to the Closing and the cost to replace such Damaged Assets with substantially similar assets is less than two hundred fifty-thousand dollars ($250,000), then the Parties shall proceed with the transactions contemplated hereby and, upon the Closing, the Buyer may (i) set off against the Purchase Price any amounts agreed by the Parties (acting in good faith) to account for the value of such Damaged Assets or (ii) require the Seller to transfer to the Buyer the proceeds (or the right to the proceeds) of any applicable insurance to which the Seller or any Affiliate of the Seller may be entitled, plus reimbursement for any insurance deductibles to replace the Damaged Assets with substantially similar assets. Notwithstanding the foregoing, if the cost to replace such Damaged Assets with substantially similar assets is greater than two hundred fifty-thousand dollars ($250,000), then either Party shall have the option to terminate this Agreement.

6.21 Parent Guaranty. Lifetime agrees to cause the Buyer to perform all of its agreements, covenants and obligations under this Agreement and the other Transaction Documents. With respect to any notification and/or approval required of the Buyer under this Agreement, Seller may rely on any such notification and/or approval given or granted by Lifetime to be the same as if such notification and/or approval were given or granted by the Buyer.

6.22 Cooperation by the Parties. Each Party will cooperate with the other Parties in connection with the obligations of such Party to file with the SEC the financial statements and pro forma financial information required to be included by it in its periodic reports and other filings (i.e., Forms 8-K, 10-K and 10-Q and registration statements filed under the Securities Act of 1933, as amended). Each Party shall reasonably cooperate with the other Parties in seeking confidentiality treatment of any provisions of this Agreement which such other Party or Parties is required by Law to file with any Governmental Authority.

6.23 Stiffel License. At the Closing, the Seller and the Buyer shall enter into a license agreement in the form attached hereto as Schedule 6.23 (the "Stiffel License Agreement").

6.24 Bulk Sales Laws.

      (a) The Parties waive compliance with the provisions of any bulk sales law that may be applicable to the transactions contemplated hereby under Article 6 of the Uniform Commercial Code.

      (b) Each Party shall cooperate with the other Party in connection with the obligations of such Party to file any bulk sales notification under the Tax Law of any applicable state.

6.25 Excluded Liabilities. The Seller shall pay, perform and discharge all of the Excluded Liabilities relating to the Acquired Business when due, including without limitation, all accounts payable.

6.26 Assumed Liabilities. The Buyer and/or Lifetime shall pay, perform and discharge all of the Assumed Liabilities when due.

6.27 Bifurcation of Contracts.

      (a) Schedule 6.27(a) contains a complete list of all Purchased Contracts, Governmental Licenses and licenses with respect to Licensed IP Rights, in each case, which are not used by the Seller solely in connection with the Acquired Business (the "Joined Rights Agreements").

      (b) Except as set forth on Schedule 6.27(b), prior to the Closing, the Seller shall use all commercially reasonable efforts to cause any Joined Rights Agreements to be bifurcated and/or novated such that they may be assigned solely to the Buyer (or an Affiliate of the Buyer) and so that the Buyer shall assume only Purchased Contracts, Governmental Licenses and licenses with respect to Licensed IP Rights, relating solely to the Acquired Business.

      (c) To the extent permissible under applicable Law, the Seller shall hold the Joined Rights Agreements not bifurcated or novated prior to the Closing in trust for the benefit, use and enjoyment of the Buyer, its successors, and assigns to the extent such Joint Rights Agreements apply with respect to the Acquired Assets, and the Buyer shall be responsible for all the costs associated with the benefit, use and enjoyment of the same. To the extent permissible under applicable Law, the Seller shall: (i) from and after the Closing Date continue to make all commercially reasonable efforts, to bifurcate and/or novate such Joined Rights Agreements as provided in Section 6.27(b) above; (ii) as available from time to time, make or complete such bifurcation and/or novation as soon as possible after the Closing Date; (iii) cooperate with the Buyer in any other reasonable arrangement designed to provide for the Buyer the benefits of and under any of the Joined Rights Agreements; and (iv) do all such things relating to the Joined Rights Agreements as the Buyer shall reasonably request.

6.28 Inventory. Between the date of this Agreement and the Closing, the Seller shall not move, transfer or deliver any Inventory other than in the ordinary course of business, and without the prior written consent of the Buyer, such consent not to be unreasonably withheld, conditioned or delayed.

                                    ARTICLE 7
                         CONDITIONS PRECEDENT TO CLOSING

7.1 Conditions Precedent to the Buyer's Obligations to Close. The obligation of the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Buyer shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without however, releasing the Seller from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Buyer by reason of the breach by the Seller of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by the Seller; and provided further, however, that the Buyer's participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement contained herein:

      (a) The representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made on the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

      (b) The covenants and agreements of the Seller contained in this Agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed in all material respects.

      (c) The Buyer shall have received a certificate dated as of the Closing Date and executed by an appropriate officer of the Seller certifying to the satisfaction of the conditions referred to in Sections 7.1(a) and (b).

      (d) Each of the Consents set forth on Schedule 7.1(d) (the "Material Consents) shall have been obtained and shall be in full force and effect.

      (e) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the Acquired Assets or the Acquired Business.

      (f) The Buyer shall have received a certificate of the Secretary or an Assistant Secretary of the Seller (the "Seller Secretary's Certificate") certifying the resolutions duly and validly adopted by the Board of Directors of the Seller, their authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Seller authorized to sign this Agreement and the other Transaction Documents.

      (g) The form and substance of all certificates, transfer documents, opinions, consents, instruments, and other documents delivered to the Buyer under this Agreement shall be satisfactory in all reasonable respects to the Buyer and its counsel.

      (h) The Buyer shall have received from Sonnenschein, Nath & Rosenthal, counsel for the Seller, an opinion dated the Closing Date, in the form of
Schedule 7.1(h) attached hereto.

      (i) The Buyer shall have received from the Seller at the Closing a certificate of non-foreign status, in the form required by Section 1445 of the Code and the regulations thereunder, signed by an appropriate officer of the Seller under penalties of perjury.

      (j) The Buyer shall have received evidence reasonably satisfactory to it (including, without limitation, a release by Wells Fargo Foothill, Inc. acting as agent for Silverpoint, of its Security Interest in the Acquired Assets) that there is no Security Interest upon any of the Acquired Assets and that, with respect to the Acquired Assets, Wells Fargo has waived its rights under the Security Agreement dated May 9, 2003 (which was assigned to Wells Fargo by Wachovia Bank, National Association).

      (k) The Buyer shall have received from the Seller the following documents with respect to the Leased Real Property:

            (i) an "Assignment and Assumption of Lease, Consent to Assignment and Assumption of Lease and Landlord's Estoppel Certificate" as reasonably agreed by the Parties (the "Lease Assignment") with respect to each Lease executed by the Seller and each landlord under the applicable Lease, and where the Lease is a sublease, the Lease Assignment shall be executed by each prime landlord as well.

            (ii) (A) maintenance records for the Leased Real Property to the extent available (B) a validly issued permanent certificate of occupancy for the Leased Real Property, if available, (C) all licenses and permits, authorizations and approvals pertaining to the Leased Real Property to the extent available, and (D) all guaranties and warranties which the Seller has received in connection with any work or services performed or equipment installed in the Leased Real Property.

            (iii) The Parties shall complete and execute all necessary tax forms and the Seller shall pay its portion (as determined in accordance with the terms of this Agreement) of any applicable federal, state, county, municipal or other Taxes to the appropriate Tax authorities incurred in connection with the execution and delivery of the Lease Assignment and/or the transfer of the Lease from the Seller to the Buyer.

      (l) The Buyer shall have received evidence reasonably satisfactory to it that the Joined Rights Agreements listed on Schedule 6.26(b) have been bifurcated or novated such that they may be assigned solely to the Buyer (or an Affiliate of the Buyer) and so that, at the Closing, the Buyer shall solely assume such Joined Rights Agreements listed on Schedule 6.26(b).

      (m) The Buyer shall have received an "Assignment and Assumption of Lease" (the "Mira Loma Lease Assignment") with respect to the Mira Loma Warehouse Lease executed by the landlord under the Mira Loma Warehouse Lease, the Seller (as assignor) and AtomicBox, Inc. (as assignee).

      (n) The Buyer shall have received an Assignment of Trademarks substantially in the form of Schedule 7.1(o) (the "Assignment of Trademarks"), duly executed by the Seller.

      (o) The Buyer shall have received an Assignment of Copyrights substantially in the form of Schedule 7.1(p) (the "Assignment of Copyrights"), duly executed by the Seller.

      (p) The Buyer shall have received an Assignment of Licenses substantially in the form of Schedule 7.1(q), with respect to the License Agreements (the "Assignment of Licenses"), duly executed by the Seller.

7.2 Conditions Precedent to the Seller's Obligations to Close. The obligation of the Seller to enter into this Agreement and to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Seller shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without however, releasing the Buyer from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Seller by reason of the breach by the Buyer of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by the Buyer; provided further, however, that the Seller's participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

      (a) The representations and warranties of the Buyer and Lifetime, as applicable, contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

      (b) The covenants and agreements contained in this Agreement to be complied with by the Buyer and Lifetime, as applicable, on or before the Closing Date shall have been complied with in all material respects.

      (c) The Seller shall have received certificates dated the Closing Date and executed by an appropriate officer of the Buyer and of Lifetime, as applicable, to such effect, certifying to the satisfaction of the conditions referred to in Sections 7.2(a) and (b).

      (d) The Seller shall have received a certificate of the Secretary or an Assistant Secretary of the Buyer (the "Buyer Secretary's Certificate") and a certificate of the Secretary or an Assistant Secretary of Lifetime (the Lifetime Secretary's Certificate"), certifying the resolutions duly and validly adopted by the Buyer and Lifetime, as applicable, evidencing its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Buyer and Lifetime, as applicable are a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Buyer and of Lifetime, as applicable, authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder.

      (e) The form and substance of all certificates, opinions, consents, instruments and other documents delivered to the Seller under this Agreement shall be satisfactory in all reasonable respects to the Seller and its counsel, and the execution and delivery of said certificates, consents, instruments and other documents, and the consummation of the transactions contemplated thereby, shall have been approved by the Board of Directors of the Seller.

      (f) The Seller shall have received from Troutman Sanders LLP, counsel for the Buyer and for Lifetime, an opinion dated the Closing Date, in the form of
Schedule 7.2(f) attached hereto.

      (g) No suit, action, arbitration or legal administrative or other Proceeding or governmental investigation shall be pending or threatened against the Seller in relation to or affecting the consummation of the transactions contemplated hereby.

      (h) No Order or Law shall be in effect which prohibits any Party hereto from consummating the transactions contemplated hereby.

      (i) The Buyer shall complete and execute all necessary tax forms and the Buyer shall pay its portion (as determined in accordance with the terms of this Agreement) of any applicable federal, state, county, municipal or other Taxes to the appropriate Tax authorities incurred in connection with the execution and delivery of the Lease Assignment and/or the transfer of the Lease from the Seller to the Buyer.

      (j) The Seller and AtomicBox, Inc. shall have entered into the Mira Loma Lease Assignment with respect to the Mira Loma Warehouse Lease.

      (k) The Seller shall have received the Assignment of Trademarks, duly executed by the Buyer.

      (l) The Seller shall have received the Assignment of Copyrights, duly executed by the Buyer.

      (m) The Seller shall have received the Assignment of Licenses, duly executed by the Buyer.

                                    ARTICLE 8
                      DOCUMENTS TO BE DELIVERED AT CLOSING

8.1 Deliveries of the Seller. At the Closing, the Seller shall deliver or cause to be delivered the following items to the Buyer:

      (a) a Bill of Sale, Assignment and Assumption Agreement substantially in the form of Schedule 8.1(a), transferring to the Buyer all of the Seller's right, title and interest in and to the Acquired Assets (other than any Leased Real Property, the Lease, Copyrights and Trademarks) and under which the Buyer assumes all of the Seller's obligations and liabilities with respect to the Assumed Liabilities (collectively, the "Bill of Sale"), duly executed by the Seller;

      (b) the Lease Assignment as described in Section 7.1(k)(i) with respect to each Lease, duly executed by the Seller;

      (c) the Mira Loma Lease Assignment as described in Section 7.1(m) with respect to the Mira Loma Warehouse Lease;

      (d) the Assignment of Trademarks as described in Section 7.1(o);

      (e) the Assignment of Copyrights as described in Section 7.1(p);

      (f) the Assignment of Licenses as described in Section 7.1(q);

      (i) the opinion of counsel to the Seller referred to in Section 7.1(h);

      (g) the Stiffel License Agreement, as referred to in Section 6.23, duly executed by the Seller;

      (h) the certificate referred to in Section 7.1(c), duly executed by an officer of the Seller;

      (i) the Seller Secretary's Certificate referred to in Section 7.1(f), duly executed by the Secretary or Assistant Secretary of the Seller;

      (j) the Material Consents referred to in Section 7.1(d);

      (k) a certificate of non-foreign status in the form required by Section 1445 of the Code, duly executed by the Seller; and

      (l) a receipt for the Purchase Price, duly executed by the Seller.

8.2 Deliveries of the Buyer. At the Closing, the Buyer shall deliver or cause to be delivered the following items to the Seller:

      (a) the certificates referred to in Section 7.2(c), duly executed by an officer of the Buyer and of Lifetime, as applicable;

      (b) the Buyer Secretary's Certificate and the Lifetime Secretary's Certificate referred to in Section 7.2(d), duly executed by the Secretary or an Assistant Secretary of the Buyer and the Secretary or an Assistant Secretary of Lifetime, as applicable;

      (c) the Purchase Price;

      (d) the opinion of counsel to the Buyer and Lifetime referred to in
Section 7.2(f);

      (e) the Lease Assignment as described in Section 7.1(k)(i) with respect to each Lease, duly executed by the Buyer and Lifetime;

      (f) the Bill of Sale, duly executed by the Buyer, in which the Buyer agrees to assume the Assumed Liabilities;

      (g) the Assignment of Trademarks as described in Section 7.1(o), duly executed by the Buyer;

      (h) the Assignment of Copyrights as described in Section 7.1(p), duly executed by the Buyer;

      (i) the Assignment of Licenses, duly executed by the Buyer; and

      (j) the Stiffel License Agreement, duly executed by the Buyer;

                                    ARTICLE 9
                                   TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

      (a) by the mutual agreement of the Buyer and the Seller;

      (b) by the Buyer or the Seller (if such Party is not in material breach of or default under this Agreement) giving written notice to such effect to the other Party if the Closing shall not have occurred on or before September 30, 2005, or such later date as the Parties shall have agreed upon prior to the giving of such notice;

      (c) by either the Buyer or the Seller in the event of a material breach by or default of the other Party hereto.

9.2 Obligations Upon Termination. Upon termination of this Agreement pursuant to
Section 9.1, all obligations of the Parties shall terminate; provided, however, that no such termination shall relieve the Seller of any liability to the Buyer, or the Buyer of any liability to the Seller, by reason of any breach of or default under this Agreement.

                                   ARTICLE 10
                                 INDEMNIFICATION

10.1 Indemnification by the Seller. The Seller shall indemnify and defend each of the Buyer and Lifetime and each of their respective officers, directors and employees (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any loss, liability, obligation, damage or expense, including without limitation attorneys and consultants' fees and disbursements (collectively, "Damages"), that any Buyer Indemnitee may suffer or incur to the extent based on or resulting from:

      (a) the failure of any representation or warranty made by the Seller hereunder or under the other Transaction Documents to be true and correct on the date hereof and on the Closing Date;

      (b) the Seller's failure to perform any covenant or agreement required to be performed by the Seller hereunder or under the other Transaction Documents; or

      (c) if the Closing occurs, any of the Excluded Assets or Excluded Liabilities, including the failure of the Seller to pay, discharge or perform any of the Excluded Liabilities as and when due.

10.2 Indemnification by the Buyer. The Buyer and Lifetime, jointly and severally, shall indemnify and defend the Seller and each of its officers, directors and employees (each, a "Seller Indemnitee") against, and hold Seller Indemnitees harmless from, any Damages that such Seller Indemnitees may suffer or incur to the extent based on or resulting from:

      (a) the failure of any representation or warranty made by the Buyer or Lifetime hereunder or under the other Transaction Documents to be true and correct on the date hereof and on the Closing Date;

      (b) the Buyer's or Lifetime's failure to perform any covenant or agreement required to be performed by the Buyer or Lifetime, respectively, hereunder or under the other Transaction Documents; or

      (c) if the Closing occurs, any of the Assumed Liabilities, including the failure of the Buyer to pay, discharge or perform any of the Assumed Liabilities as and when due.

10.3 Indemnification Procedures for Third-Party Claims.

      (a) Promptly after the receipt by a Party entitled to indemnity under this
Article 10 (the "Indemnified Party") of (i) notice of the commencement of any Third-Party Claim against it or (ii) a threat, in writing, with respect to a potential Third-Party Claim against it, such Indemnified Party shall give prompt written notice (but in any event within thirty (30) days) of the commencement, or the receipt of a threat in writing, as applicable, of such Third-Party Claim to the Party obligated to indemnify under this Article 10 (the "Indemnifying Party"), setting forth in reasonable detail the nature thereof and attaching a copy of all papers served or provided with respect to such Third-Party Claim or potential Third-Party Claim and the basis upon which such Indemnified Party seeks indemnification hereunder; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article 10, except to the extent that the Indemnifying Party is actually prejudiced by the failure to give such notice.

      (b) (i) The Indemnifying Party shall, upon receipt of such notice as provided above, assume the defense thereof, and, if the Indemnifying Party provides notice to the Indemnified Party of its assumption of the defense thereof within thirty (30) days after receiving such notice, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses incurred by the Indemnified Party in connection with the defense thereof (but the Indemnified Party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the latter as a result of the settlement or compromise thereof (without the written consent of the Indemnifying Party).

            (ii) Anything in Section 10.3(b)(i) notwithstanding, if both the Indemnifying Party and the Indemnified Party are named as parties or subject to such Third-Party Claim and either of the Parties determines (acting in good faith and with the advice of counsel) that (A) there may be one or more legal defenses available to one Party that are different from or additional to those available to the other Party or (B) a material conflict of interest between such Parties may exist in respect of such Proceeding, then such Party shall notify the other Party in writing of its determination, whereupon the Indemnifying Party may decline to assume the defense on behalf of the Indemnified Party or the Indemnified Party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other Party, the Indemnifying Party shall be relieved of its obligation to assume the defense on behalf of the Indemnified Party, but shall be required to pay any legal or other expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by the Indemnified Party in such defense; provided, however, that the Indemnifying Party shall not be liable for such expenses on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such Indemnified Party in connection with any Third-Party Claim in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances. For clarity, the provisions of Section 10.3(c) shall apply to any settlement or compromise of a Third-Party Claim by the Indemnified Party regardless of whether the provisions of this Section 10.3(b) apply.

      (c) If the Indemnifying Party assumes the defense of any such Third-Party Claim, the Indemnified Party shall cooperate fully with the Indemnifying Party and shall appear and give testimony, produce documents and other tangible evidence, allow the Indemnifying Party access to the books and records of the Indemnified Party and otherwise assist the Indemnifying Party in conducting such defense. No consent to entry of any judgment or entry into any settlement or compromise with respect to any Third-Party Claim may be effected by an Indemnifying Party without the consent of the Indemnified Party unless (i) such consent or settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Third-Party Claim and (ii) the sole relief provided thereunder is monetary damages that are paid in full by the Indemnifying Party. Provided that proper notice is duly given, if the Indemnifying Party shall fail promptly and diligently to assume the defense thereof, then the Indemnified Party may respond to, contest and defend against such Third-Party Claim (but the Indemnifying Party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the Indemnifying Party the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid as a result of such Third-Party Claim, or the settlement or compromise thereof; provided, however, that in such event, the Indemnified Party shall not compromise or settle such Third-Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) and the Indemnifying Party shall have no liability with respect to such compromise or settlement unless it has agreed in writing thereto, or unless its consent was unreasonably withheld or delayed. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually incurred.

10.4 Indemnification Procedures for Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by written notice to the Party from whom indemnification is sought.

10.5 Survival of Representations and Warranties. The representations and warranties of each of the Parties shall survive the Closing, notwithstanding any investigation or inquiry made by the other Party, and continue until five hundred forty-nine (549) days after the Closing Date, except that (a) the representations and warranties of the Seller made in Section 4.1, Section 4.2 and Section 4.3 (with respect to the Owned IP Rights only) shall survive without any limitation, (b) the representations and warranties of the Seller made in Section 4.12 shall survive until the third
(3rd) anniversary of the Closing Date, (c) the representations and warranties of the Seller made in Section 4.26, and the liability of any Party hereto for any fraudulent misstatement or act shall survive until the expiration of the applicable statute of limitations, including any extensions or waivers thereof and (d) the representations and warranties of the Buyer made in Section 5.1 and
Section 5.2 shall survive without any limitation. Any covenant or agreement of each of the Parties shall survive without any limitation as to time.

10.6 Indemnification Limits and Restrictions.

      (a) Except in the event of claims for indemnification arising as a result of fraud, which claims shall not be subject to, or count towards, any limitations, no Buyer Indemnitee or Seller Indemnitee shall be entitled to any indemnity under Section 10.1(a) or 10.2(a), as applicable, unless and until all such claims for indemnification by the Buyer Indemnitees, on the one hand, or the Seller Indemnitees, on the other hand, exceed seventy-five thousand dollars ($75,000) in the aggregate (the "Basket"), at which time the Person(s) seeking indemnification shall be entitled, subject to the terms of this Article 10, to recover all Damages in excess of the Basket; provided, however, that in no event shall the Buyer or the Seller be liable for Damages pursuant to Section 10.1(a) or 10.2(a) in excess of forty percent (40%) of the Purchase Price (the "Cap"). Solely for the purposes of determining Damages pursuant to this Article 10, any requirement in a representation or warranty that an event or fact be material or result in a material adverse effect, which is a condition to such event or fact constituting an inaccuracy or breach of such representation or warranty, shall be ignored and any and all damages arising out of the inaccuracy or breach of such representation or warranty shall be taken into account for purposes of determining the rights of the Parties to indemnification pursuant to this
Article 10. For the avoidance of doubt, neither (i) the adjustments of the Purchase Price under Section 3.4, nor (ii) any amounts reimbursed to the Buyer pursuant to Section 6.12(a) or (b), shall be limited by the Basket.

      (b) With respect to (i) claims for indemnification by the Buyer under
Section 10.1(c) only (i.e., not including claims for indemnification by the Buyer under Section 10.1(c) made conjointly with claims for indemnification by the Buyer under Section 10.1(a) and/or Section 10.1(b)) and (ii) claims for indemnification by the Seller under Section 10.2(c) only (i.e., not including claims for indemnification by the Seller under Section 10.2(c) made conjointly with claims for indemnification by the Seller under Section 10.2(a) and/or
Section 10.2(b)), in each case, Damages shall not include any consequential special or incidental damages, whether foreseeable or not.

10.7 Exclusive Remedy. Except in the event of claims for indemnification arising as a result of fraud, and except for Section 11.8, if the Closing occurs, the rights and obligations of the Parties under this Article 10 are the sole and exclusive rights and obligations of the Parties with respect to any breach of any representation, warranty, covenant or agreement in this Agreement, any other Transaction Document or any closing certificate delivered pursuant to the terms hereof and shall be in lieu of any other rights or remedies to which the Party entitled to indemnification hereunder would otherwise be entitled as a result of such breach. Notwithstanding anything in this Agreement to the contrary, the rights, obligations and remedies of the parties to the Stiffel License Agreement will not be governed by this Article 10, but will be governed by those documents and applicable Laws.

10.8 Tax Treatment for Indemnity. The Buyer and the Seller agree to treat, the extent permitted under applicable Law, indemnification payments hereunder as adjustments to the Purchase Price for tax purposes.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1 Limitation of Authority. No provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association between the Parties hereto, or to authorize or to empower either party hereto to act on behalf of, obligate or bind the other Party hereto.

11.2 Transaction Fees and Expenses.

      (a) Each Party hereto agrees to and shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Seller agrees to and shall pay all of its own costs incurred in connection with this Agreement (including, without limitation, the fees and expenses of legal, tax and accounting counsel, investment bankers or brokers) out of the Excluded Assets only and not with any of the Acquired Assets or any asset, amount or funds that would be (except for such payment) included within the Acquired Assets.

      (b) Whether or not the transactions contemplated by this Agreement are consummated, none of the Parties hereto shall have any obligation to pay any of the fees and expenses of the other Parties incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants and other experts.

11.3 Notices. Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder to or upon any Party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger for same day delivery or a nationally recognized overnight courier service for next day delivery, in each case with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission, with a written copy thereof sent on the same day by nationally recognized overnight courier service, to such Party at the following address:

To the Buyer at:

SAH Acquisition Corp.
One Merrick Avenue
Westbury, NY 11590
Attention: Ronald Shiftan
Fax No.: (516) 683 - 6006
with a copy to:

Troutman Sanders LLP
The Chrysler Building
405 Lexington Ave.
New York, New York 10174
Attention: Lawrence Levinson, Esq.
Fax No.: (212) 704-5955

To Lifetime Brands, Inc. at:

Lifetime Brands, Inc.
SAH Acquisition Corp.
One Merrick Avenue
Westbury, NY 11590
Attention: Ronald Shiftan
Fax No.: (516) 683 - 6006

with a copy to:

Troutman Sanders LLP
The Chrysler Building
405 Lexington Ave.
New York, New York 10174
Attention: Lawrence Levinson, Esq.
Fax No.: (212) 704-5955

To the Seller at:

Salton, Inc.
1955 Field Court
Lake Forest, IL 60045
Attention: William Rue Fax No.: (847) 803-8080

with a copy to:

Salton, Inc.
1955 Field Court
Lake Forest, IL 60045
Attention: Marc Levenstein, Esq.
Fax No.: (847) 803-1145

with a copy to:

Sonnenschein Nath & Rosenthal
8000 Sears Tower
Chicago, Illinois 60606

Attention: Neal Aizenstein, Esq.
Fax No.: (312) 876-7934

or such other address as a Party hereto may at any time, or from time to time, direct by notice given to the other Party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause (a)(ii), five (5) business days after such notice or demand is sent; and, in the case of clause
(b), the business day next following the date such notice or demand is sent.

11.4 Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective unless made in writing and signed by or on behalf of all of the Parties hereto.

11.5 Waiver. No course of dealing of any Party hereto, no omission, failure or delay on the part of any Party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any Party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the Party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the Party to be charged therewith.

11.6 Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without regard to principles of choice of law or conflict of laws that would defer to the substantive laws of another jurisdiction.

11.7 Jurisdiction. Each of the Parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the District of New York in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the Parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York in connection with such Proceeding and waives any objection to venue in New York County, State of New York), and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by Section 11.3(a)(ii). All of the fees and expenses of such Proceeding, together with all reasonable attorney's and accountant's fees and expenses of each Party hereto in connection therewith, shall be borne by the losing Party, or as allocated by the court.

11.8 Remedies. In the event of any actual or prospective breach or default by any Party hereto, the other Party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance.

11.9 Severability. The provisions hereof are severable and if any provision of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the Parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

11.10 Further Assurances. Each Party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other Party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

11.11 Assignment.

      (a) This Agreement, and each right, interest and obligation hereunder, may not be assigned, whether by operation of law, merger, consolidation or otherwise, by any Party hereto without the prior written consent of all of the other Parties, and any purported assignment without such consent shall be void and without effect.

      (b) Notwithstanding the foregoing, any Party (including each subsequent permitted assignee of such Party) shall have the right to assign all (but not less than all) of its rights and obligations hereunder and the other Transaction Document to any Person who (i) acquires all or substantially all of the assets of such Party (or a subsequent permitted assignee of such Party), and (ii) agrees in writing to be bound by and to assume such Party's obligations under this Agreement and the other Transaction Documents.

11.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, successors and permitted assigns.

11.13 No Third Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than the Parties hereto and their successors in interest and their actual permitted assignees.

11.14 Entire Agreement. This Agreement (including all the Schedules attached hereto), together with the certificates specifically referred to herein or required to be delivered pursuant to the terms hereof, contains, and is intended as, a complete statement of all of the terms of the agreements between the Parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

11.15 Headings. The headings contained in this Agreement are included for convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

11.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                     "Seller"

                                     SALTON, INC.

                                     By: _______________________________________

                                     Name: _____________________________________

                                     Title: ____________________________________

                                     "Buyer"

                                     SAH ACQUISITION CORP.

                                     By: _______________________________________

                                     Name: _____________________________________

                                     Title: ____________________________________

                                     "Lifetime"

                                     LIFETIME BRANDS, INC.

                                     By: _______________________________________

                                     Name: _____________________________________

                                     Title: ____________________________________